UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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KENNAMETAL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KENNAMETAL INC.
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

Notice of Annual Meeting of Shareowners
to be held October 21, 2008

To the Shareowners of Kennametal Inc.:

The Annual Meeting of Shareowners of Kennametal Inc. will be held at the Quentin C. McKenna Technology Center, located at the company’s executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 21, 2008 at 2:00 p.m. (Eastern Time) to consider and act upon the following matters:

1. The election of three directors for terms to expire in 2011;

2. The ratification of the selection of the independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3. The approval of the Amended and Restated Kennametal Inc. Stock and Incentive Plan of 2002.

Shareowners also will be asked to consider such other business as may properly come before the meeting. The Board of Directors has fixed Tuesday, August 26, 2008 as the record date. Only shareowners of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

If you plan to attend the Annual Meeting, please note that each shareowner must present valid picture identification, such as a driver’s license or passport. Additionally, shareowners holding stock in brokerage accounts (“street name” holders) must bring a copy of a brokerage statement reflecting stock ownership as of the record date to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, or vote by telephone or via the Internet as instructed on the enclosed form of proxy, to ensure your shares are voted at the Annual Meeting.

By Order of the Board of Directors

David W. Greenfield
Secretary

September 8, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD
OCTOBER 21, 2008

This proxy statement and the annual report are available for viewing at
http:///bnymellon.mobular.net/bnymellon/kmt

Proxy Statement for Kennametal Inc. Annual Meeting of Shareowners

October 21, 2008

General Information

When is the 2008 annual meeting?

The 2008 annual meeting will be held on Tuesday, October 21, 2008 at 2:00 p.m. at the Quentin C. McKenna Technology Center, located at the company’s executive offices at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania.

When was this Proxy Statement mailed to shareowners?

This proxy statement was first mailed to shareowners on or about September 8, 2008.

Why did I receive this Proxy Statement?

The Board of Directors of Kennametal Inc. (“Kennametal” or the “company”) is soliciting proxies to be voted at the annual meeting of shareowners (the “annual meeting”) to be held on October 21, 2008, and at any adjournment of the annual meeting. When the company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law.

What will the shareowners vote on at the annual meeting?

Three items:

•	The election of three directors (with terms to expire in 2011)

•	The ratification of the selection of the independent registered public accounting firm (the “independent auditors”) for the fiscal year ending June 30, 2009

•	The approval of the Amended and Restated Kennametal Inc. Stock and Incentive Plan of 2002 (the “2002 Plan Amendment”)

Will there be any other items of business on the agenda?

We do not expect any other items of business; however, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Shareowners as of the close of business on Tuesday, August 26, 2008 (the “record date”) may vote at the annual meeting. For all matters other than the election of directors (for which you are permitted to cumulate votes) you have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareowner of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in a company-sponsored 401(k) plan

What constitutes a quorum?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 73,503,687 shares of company common stock were issued and outstanding. Abstentions and broker non-votes (which are explained below) will be counted for purposes of determining a quorum, but will not be counted as votes cast.

How many votes are required for the approval of each item?

There are differing vote requirements for the proposals.

•	The three nominees for director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against a nominee.

•	The ratification of the selection of the auditors will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted either for or against the proposal.

•	The approval of the 2002 Plan Amendment is subject to voting requirements from several sources.

•	Under Pennsylvania law and the company’s Articles of Incorporation and By-Laws, the 2002 Plan Amendment will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting. Abstentions and broker non-votes will not be counted either for or against the proposal.

•	Under NYSE rules, the 2002 Plan Amendment will be approved if a majority of the votes cast vote in favor of the proposal (abstentions are counted as votes against the proposal), provided that the total vote cast on the proposal (including abstentions) represents over 50% of the shares entitled to vote on the proposal.

Explanation of “Broker Non-votes.”  If your shares are held by a broker (in street name), the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors and the ratification of the selection of the auditors, the broker may vote your shares in its discretion. The broker does not have the discretion to vote your shares for the 2002 Plan Amendment; if you do not provide instructions, the broker may not vote your shares on this proposal at all. When that happens, it is called a “broker non-vote.”

How do I vote by proxy?

If you are a shareowner of record, you may vote your proxy by any one of the following methods.

•	By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•	By telephone. You may vote by telephone by dialing 1-866-540-5760. Follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card. Telephone voting will be available until 11:59 p.m. Eastern Time on October 20, 2008.

•	By Internet. You may vote online at http://www.proxyvoting.com/kmt. Follow the instructions on the enclosed proxy card. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, do not return your proxy card. Internet voting will be available until 11:59 p.m. Eastern Time on October 20, 2008.

Voting In Person.  If you are a shareowner of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, by telephone, or on the Internet even if you plan to attend the meeting.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting by mail, telephone, and on the Internet.

How do I vote my shares in the 401(k) plan?

You may instruct the plan trustee on how to vote your shares in the 401(k) plan by mail, by telephone, or on the Internet as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. You will receive the voting instruction card from the plan trustee in the mail.

How can I revoke a proxy or change my vote?

You have the right to revoke your proxy at any time before the meeting by (1) notifying the company’s Secretary in writing or (2) delivering a later-dated proxy by telephone, on the Internet, or by mail. If you are a shareowner of record, you may also revoke your proxy by voting in person at the meeting.

How will the named proxies vote my shares?

The shares represented by all properly executed proxies received by the Secretary prior to the meeting and not revoked will be voted. If you specify a voting choice on the form of proxy (or the proxy given by telephone or via the Internet), the shares will be voted in accordance with that choice. If you return your signed proxy but do not indicate your voting preferences, the named proxies will vote on your behalf for the election of the nominees for director listed below, for the ratification of the selection of the independent auditor, and for the approval of the Amended and Restated Kennametal Inc. Stock and Incentive Plan of 2002.

What does it mean if I receive more than one proxy card?

It means that you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card. Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card and voting instruction card you receive.

Who tabulates the votes?

The votes are tabulated by BNY Mellon Shareowner Services, which acts as an independent inspector of election.

What should I do if I want to attend the annual meeting?

If you plan to attend the annual meeting, you must present valid picture identification, such as a driver’s license or passport. If you hold your shares in a brokerage account, you must also bring a copy of a brokerage statement reflecting stock ownership as of the record date to be admitted to the annual meeting. Please do not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages with you. You will be asked to check in with our security personnel and none of these items will be permitted in the annual meeting.

If you have questions about admittance or parking, you may call 724-539-5000.

Can I view the Proxy Statement and Annual Report electronically?

Yes. Copies of this proxy statement and the 2008 Annual Report to Shareowners will be available for electronic (online) access and viewing at http:///bnymellon.mobular.net/bnymellon/kmt.

You may also view the proxy statement and annual report on our website at www.kennametal.com in the “Investor Relations” section under the “SEC Filings” tab.

What is “householding”?

We have adopted “householding,” a procedure under which shareowners of record who have the same address and last name and do not receive proxy materials electronically will receive only one copy of our annual report and proxy statement unless one or more of these shareowners notifies us that they wish to continue receiving individual copies. This procedure saves printing and postage costs by reducing duplicative mailings. Shareowners who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. Beneficial shareowners can request information about householding from their banks, brokers, or other holders of record.

What if I want to receive a copy of the annual report and proxy statement?

You may call our Secretary at 724-539-6578 or write to Kennametal Inc., Attention: Secretary, 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231:

•	If you participate in householding and wish to receive a separate copy of the 2008 annual report and proxy statement, or

•	If you do not participate in householding, but would like a print copy of either the 2008 annual report or proxy statement, or

•	If you wish to receive separate copies of future annual reports and proxy statements.

We will deliver the requested documents to you promptly upon your request.

How do I contact the company or the Board of Directors?

The address of the principal executive offices of Kennametal Inc. is 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231.

You can send written communications to any of the members of our Board, addressed to:

Kennametal Inc.
c/o Corporate Secretary
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231.

All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to the company.

What are the procedures for submitting a shareowner proposal or nomination for the 2009 annual meeting?

The company’s 2009 annual meeting is expected to be held in October 2009. If a shareowner wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by May 11, 2009. Proposals should be addressed to the company’s Secretary at Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231. Proposals must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in the company’s By-Laws.

In addition, the company’s By-Laws provide that any shareowner wishing to propose any other business at the 2009 annual meeting must give the company written notice no earlier than May 1, 2009 and no later than July 1, 2009. That notice must provide certain other information as described in the By-Laws.

Shareowner nominations for directors to be elected at the 2009 annual meeting must be submitted to the Secretary in writing no earlier than May 1, 2009 and no later than July 1, 2009. The By-Laws contain certain requirements for the information that must be provided in any shareowner nomination, including information about the nominee and the nominating shareowner. Please see “Committee Functions — Nominating/Corporate

Governance Committee” under the “Board of Directors and Board Committees” section of this proxy statement for additional information regarding shareowner nominations to be considered by the Nominating/Corporate Governance Committee.

Any shareowner may obtain a copy of the By-Laws or any of the company’s corporate governance materials by submitting a written request to the company’s Secretary at Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231.

Who pays for the solicitation of proxies?

Kennametal pays all costs related to the company’s solicitation of proxies. We may solicit proxies by mail, or our directors, officers or employees may solicit proxies personally, by telephone, facsimile, or the Internet. We have retained the services of Morrow & Co., Inc. to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareowners of the company. We will pay all fees and expenses of Morrow in connection with the solicitation; we do not expect those fees and expenses to exceed $35,000. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareowners and obtaining their votes.

Fiscal Year.

Kennametal’s fiscal year begins each year on July 1 and ends on the following June 30. Any reference to a “year” in this Proxy Statement is to a fiscal year. For example, references to “2008” mean the fiscal year beginning July 1, 2007 and ending June 30, 2008.

Stock Split.

Where applicable, the figures presented in this Proxy Statement have been adjusted to reflect the 2-for-1 stock split effected by the company on December 18, 2007.

ELECTION OF DIRECTORS

Proposal I. Election of Directors

Three of our currently standing directors, Philip A. Dur, Timothy R. McLevish, and Steven H. Wunning, have been nominated by our Board of Directors and each is standing for re-election to serve as a director of the First Class with a term that will expire in 2011. The table below provides additional information about each nominee and each director whose term of office will continue after the 2008 annual meeting.

Our Board of Directors selected the persons named in the enclosed proxy (the “named proxies”) to act as proxies for the annual meeting. The named proxies have advised the Board that, unless authority is withheld, they will vote the shares represented by them for the election of the nominees named above. Each of the nominees has indicated his willingness to serve as a director. If, at the time of the meeting, any of the nominees is not available to serve as a director, the Board may nominate another person in the nominee’s stead. In that unlikely event, the named proxies intend to vote the shares represented by them for such other person or persons as may be nominated by the Board.

Kennametal shareowners have cumulative voting rights in the election of directors. When voting for directors, you may multiply the total number of shares that you are entitled to vote by the number of directors to be elected in a class. You may then cast the whole number of votes for one nominee or distribute them among the nominees as desired. If you’ve given voting instructions to a proxy, that person will follow your instructions. If you have not otherwise instructed the proxy as to cumulative voting, the proxy will have the discretion to exercise cumulative voting rights. Directors are elected by a plurality of votes cast; this means that the three individuals who receive the largest number of votes cast will be elected as Directors of the First Class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations

Nominees for Directors of the First Class With a Term to Expire in 2011

PHILIP A. DUR Director since 2006
Age: 64
Retired, having served as Corporate Vice President and President, Ship Systems Sector of Northrop Grumman Corporation (a global defense company) from October 2001 to December 2005.

TIMOTHY R. MCLEVISH Director since 2004
Age: 53
Executive Vice President and Chief Financial Officer of Kraft Foods Inc. (a food and beverage company) since October 2007. Formerly, Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited (a diversified industrial company) from May 2002 to August 2007; Executive Vice President of MeadWestvaco Corporation (a diversified manufacturing company) from January 2002 to March 2002; Vice President and Chief Financial Officer of Mead Corporation (a forest products company) from December 1999 to January 2002.

STEVEN H. WUNNING Director since 2005
Age: 57
Group President and Executive Office member of Caterpillar Inc. (a global manufacturer of construction, mining, and industrial equipment) since January 2004; Corporate Vice President of Caterpillar Inc. from November 1998 to January 2004.

Directors of the Second Class Whose Term Will Expire in 2009

RONALD M. DEFEO Director since 2001
Age: 56
Chairman of the Board of Terex Corporation (a global manufacturer of equipment for the construction and mining industries) since March 1998; Chief Executive Officer of Terex Corporation since March 1995; President from October 1993 through December 2006.

WILLIAM R. NEWLIN Director since 1982
Age: 67
Chairman of Newlin Investment Company LLC (a private investment firm) since April 2007. Formerly, Executive Vice President and Chief Administrative Officer of Dick’s Sporting Goods, Inc. (a sporting goods retailer) from October 2003 to March 2007; Chairman and Chief Executive Officer of Buchanan Ingersoll Professional Corporation (now Buchanan Ingersoll & Rooney PC, a law firm) from September 1980 to October 2003. Director of ArvinMeritor, Inc. and Calgon Carbon Corporation.

Name, Age and Year	Principal Occupation and Directorships of
First Elected(1)	Other Publicly Traded Corporations

LAWRENCE W. STRANGHOENER Director since 2003
Age: 54
Executive Vice President and Chief Financial Officer of The Mosaic Company (a crop nutrition company) since September 2004. Formerly, Executive Vice President and Chief Financial Officer of Thrivent Financial for Lutherans (a financial services company) and its predecessor organization from January 2001 to September 2004.

Directors of the Third Class Whose Term Will Expire in 2010

CARLOS M. CARDOSO Director since 2006
Age: 50
Chairman of the Board of Directors of the company since January 2008; President and Chief Executive Officer since January 2006; Executive Vice President and Chief Operating Officer from January 2005 to December 2005; Vice President and President, Metalworking Solutions and Services Group, from April 2003 to December 2004. Formerly, President, Pump Division, Flowserve Corporation (a manufacturer /provider of flow management products and services) from August 2001 to March 2003.

A. PETER HELD Director since 1995
Age: 64
Retired, having served as President of Cooper Tools, a division of Cooper Industries, Inc. (a manufacturer and marketer of industrial power tools and related systems and services) from 1992 to 2003.

LARRY D. YOST Director since 1987
Age: 69
Lead Director of the company since January 2008. Formerly, Chairman of the Board of Directors of the company from January 2007 to December 2007. Retired, having served as Chairman and Chief Executive Officer of ArvinMeritor, Inc. (a provider of components for vehicles) from August 2000 to August 2004. Director of Milacron Inc., Actuant Corporation and Intermec, Inc.

(1)	Each current director has served continuously since he was first elected.

ETHICS AND CORPORATE GOVERNANCE

Code of Business Ethics and Conduct

All directors, officers and employees of the company, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, must strictly adhere to our Code of Business Ethics and Conduct.

The Code of Business Ethics and Conduct is designed to:

•	proactively promote ethical behavior;

•	protect the valued reputation of the company and its directors, officers and employees;

•	assist all employees to act as good corporate citizens around the world; and

•	continue to demonstrate that the company, and the individuals it employs, can be successful while maintaining the values which have served us well over the years.

We view violations of the Code very seriously. Personal consequences for violations can be severe and can include termination and/or legal action. Directors, officers and employees who know of or suspect a violation of the Code must report the matter to us promptly. Any of these individuals can report a concern or potential violation of the Code:

•	in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231.

•	by calling the company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

The Code of Business Ethics and Conduct is posted on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Company Profile” tab. We will disclose any future amendments to the Code that relate to our directors or executive officers on our website, as well as any waivers of the Code that relate to directors and executive officers.

Corporate Governance Guidelines

Our Board of Directors adopted the Kennametal Inc. Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level.

A complete copy of the Guidelines is available on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Company Profile” tab. You may also request a copy in paper form from the company’s Secretary. Any changes to the Guidelines in the future will also be posted on our website.

The following summary provides highlights of the Guidelines and related matters:

Selection of New Director Candidates

•	Board nominees are identified, screened and recommended by the Nominating/Corporate Governance Committee and approved by the full Board. The Nominating/Corporate Governance Committee will consider any director candidate nominated by a shareowner in accordance with our By-Laws and applicable law. For further information on shareowner nominating procedures, please refer to the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2009 annual meeting?” under the “General Information” section of this proxy statement.

•	In 2008, the Nominating/Corporate Governance Committee did not engage the services of a third party search firm to assist the committee in the identification and evaluation of potential director candidates.

Board Membership Criteria

•	Directors are selected on the basis of independence, integrity, diversity, experience, sound judgment in areas relevant to our businesses, and willingness to commit sufficient time to the Board.

•	Board members are expected to ensure that other existing and planned future commitments do not materially interfere with service as a director.

Board Composition and Independence

•	A majority of Board members must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”) and the requirements of any other applicable regulatory authority.

•	Only those directors who the Board affirmatively determines have no material relationship with the company, either directly or indirectly, will be considered independent directors. The Board’s determination is based on the standards for independence under the rules of the NYSE and those of any other applicable regulatory authority, and also on additional qualifications set forth in the Guidelines regarding:

•	Indebtedness of the director, or immediate family members or affiliates of the director, to the company;

•	Indebtedness of the company to affiliates of the director; and

•	A director’s relationships with charitable organizations.

•	In June and July 2008, our management compiled and summarized directors’ responses to a questionnaire asking about their relationships with the company (and those of their immediate family members) and other potential conflicts of interest. This information, along with material provided by management related to transactions, relationships, or arrangements between the company and the directors or parties related to the directors was presented to the Nominating/Corporate Governance Committee for its review and consideration. The committee determined that none of the 8 directors listed below has had during the last three years (i) any of the relationships listed above or (ii) any other material relationship with the company that would compromise his independence. The table below includes a description of categories or types of transactions, relationships, or arrangements considered by the committee (in addition to those listed above) in reaching its determination. The committee presented its findings to the Board at its July 2008 meeting. Based upon the conclusions and recommendation of the committee, the Board determined that all 8 non-employee directors listed in the table below are independent, and that all of the members of the Audit, Compensation, and Nominating/Corporate Governance Committees also meet the independence tests referenced above.

Name	Independent	Transactions/Relationships/Arrangements Considered

Ronald M. DeFeo	Yes	Commercial relationships between Terex Corporation and its subsidiaries and Kennametal Inc. (Kennametal as supplier) — immaterial
Philip A. Dur	Yes	None
A. Peter Held	Yes	None
Timothy R. McLevish	Yes	Commercial relationships between Ingersoll Rand Company Limited (as Mr. McLevish’s former employer) and Kennametal Inc. — immaterial
William R. Newlin	Yes	None
Lawrence W. Stranghoener	Yes	None
Steven H. Wunning	Yes	Commercial relationships between Caterpillar Inc. and Kennametal Inc. (Kennametal as supplier) — immaterial
Larry D. Yost	Yes	None

Outside Board Membership

•	Management directors are required to seek and obtain the approval of the Board before accepting outside board memberships.

Retirement Age

•	Unless otherwise determined by the Nominating/Corporate Governance Committee due to special circumstances, no director may be nominated for re-election or re-appointment to the Board if he or she would be age seventy-three (73) or older at the time of election or appointment.

Conflicts of Interest

•	Directors must avoid any action, position or interest that conflicts with an interest of the company, or gives the appearance of conflict. We solicit information annually from directors in order to monitor potential conflicts of interest. Any potential conflict of interest is promptly brought to the attention of the Board for evaluation.

Directors Orientation and Continuing Education

•	Each new director must participate in the company’s orientation program, which should be conducted within two (2) months of the meeting at which the new director is elected.

•	Directors are encouraged to participate in continuing education programs.

Board Compensation

•	In accordance with our Stock Ownership Guidelines (which are applicable to our directors and officers and are described in the “Compensation Discussion and Analysis” section of this proxy statement), a meaningful portion of director compensation is required to be in the company’s stock or deferred stock credits to further the direct correlation of directors’ and shareowners’ economic interests.

•	Directors who serve on the Audit Committee do not receive any compensation from us other than director fees (including fees paid for service on Board committees).

•	Directors who are employees do not receive additional cash compensation for service as a director.

Lead Director

•	Under certain circumstances, the Board may designate a Lead Director to provide additional leadership and guidance to the Board.

•	If the Board has designated a Lead Director, that director presides over the executive sessions of non-employee directors and acts as the liaison between the non-employee directors and the Chairman and Chief Executive Officer as to matters emanating from these executive sessions.

•	Larry D. Yost currently serves as the Lead Director.

Selection of Agenda Items for Board Meetings

•	Agendas for Board and committee meetings are established in consultation with Board members and management. Board members are also encouraged to raise, at any Board meeting, subjects that are not on the agenda for that meeting.

Distribution of Board Materials

•	A preliminary agenda and presentation materials are distributed to Board and committee members in advance of each meeting, to the extent practicable.

Executive Sessions of the Board/Communications with Directors

•	Non-employee directors meet privately in regularly scheduled executive sessions without the presence of any management. The Lead Director presides over these executive sessions.

•	Any party desiring to communicate with the Lead Director or non-employee directors individually or as a group may do so by:

•	sending correspondence directed to the company’s Secretary. The address can be found in the “General Information” section of this proxy statement in the response to the question “How do I contact the Company or the Board of Directors?”

•	calling the company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

Any interested party may also communicate with the Chairman or any director by methods indicated above. All communications regarding our company will be forwarded to the appropriate director or directors as soon as practicable.

Board Access to Management and Independent Advisors

•	Board members have complete access to management and the company’s outside advisors.

•	The Board is authorized to retain, as it deems necessary and appropriate, independent advisors of its choice with respect to any issue relating to its activities.

Assessing the Performance of the Board

•	The Board’s performance is assessed annually to determine whether the Board and its committees are functioning effectively. The Nominating/Corporate Governance Committee oversees this assessment.

Board Committees

•	The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance.

•	Only independent directors serve on the Audit, Compensation and Nominating/Corporate Governance Committees. Directors serving on the Audit Committee must also meet the additional independence and financial literacy qualifications, as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and the rules and regulations of any other applicable regulatory authority.

•	Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which is accessible under the “Company Profile” tab.

•	Each committee is led by a Chair, who is appointed by the Board annually, based upon the recommendation of the Nominating/Corporate Governance Committee.

•	Minutes of each committee meeting are provided to each Board member to assure that the Board remains fully apprised of topics discussed and actions taken. The Chair of each committee also regularly reports at Board meetings on committee matters.

Board of Director Review and Approval of Related Person Transactions

•	The Board is responsible for the review, approval and monitoring of transactions involving the company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the company’s outstanding stock). The Nominating/Corporate Governance Committee assists the Board with the evaluation of any of these transactions.

•	The Board and/or the Nominating/Corporate Governance Committee must review any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The Board and/or the Nominating/Corporate Governance Committee is guided by the following parameters when considering any transaction with a related person:

•	Related person transactions must be approved by the Board or the Nominating/Corporate Governance Committee, who will approve the transaction only if they determine that it is in the best interests of the company. In considering the transaction, the Board or the Nominating/Corporate Governance Committee will consider all relevant factors, including as applicable (a) the company’s business rationale for entering into the transaction; (b) the alternatives to entering into a related person transaction; (c) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (d) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (e) the overall fairness of the transaction to the company; and (f) if a director is involved in the transaction, whether or not the approval of the transaction would impact his or her status as independent.

•	The Nominating/Corporate Governance Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the company to amend or terminate the transaction. The Nominating/Corporate Governance Committee will also periodically report at Board meetings on related person transaction matters to assure that the Board remains fully apprised of topics discussed and actions taken.

•	Procedures for review, approval and monitoring of related person transactions are set forth in our Corporate Governance Guidelines and include the following:

•	Management or the affected director or executive officer must bring the matter to the attention of the Chairman, the Lead Director, if any, the Chair of the Nominating/Corporate Governance Committee or the Secretary.

•	The Chairman will determine whether the matter should be considered by the Board or by the Nominating/Corporate Governance Committee. If the Chairman is involved in the transaction and a Lead Director has been designated, then the Lead Director shall make the determination. If no Lead Director has been designated, the Chairman shall consult with the Chairs of the standing committees to determine whether the matter should be reviewed by the full Board or by the Nominating/Corporate Governance Committee.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified, amended or terminated as promptly as practicable after proper review.

Formal Evaluation of the Chief Executive Officer

•	The Compensation Committee annually evaluates the overall performance of the Chief Executive Officer.

•	The evaluation is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives and development of management. For additional information about the Compensation Committee’s evaluation of the Chief Executive Officer, as well as how the evaluation is related to compensation decisions, please see the discussion in the “Compensation Discussion and Analysis” section of this proxy statement.

Succession Planning

•	Each year, the Chief Executive Officer delivers a report on succession planning to the Board, which includes an assessment of senior officers and their potential to succeed the Chief Executive Officer and other senior management positions.

Review of the Guidelines and Code of Business Ethics and Conduct

•	The Nominating/Corporate Governance Committee annually reviews the Guidelines and the Code of Business Ethics and Conduct and recommends any changes to the Board.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Meeting Information

The Board of Directors held 6 meetings during 2008. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he serves. We expect our directors to attend our Annual Meeting of Shareowners absent exceptional circumstances. All of the members of the Board of Directors attended the Annual Meeting in October 2007.

The table below shows committee membership and the number of meetings of the full Board and each committee in 2008.

Nominating/
Corporate
	Board	Audit	Compensation	Governance

Carlos M. Cardoso(1)	Chair
Ronald M. DeFeo	X		Chair	X
Philip A. Dur	X		X	X
A. Peter Held	X	X	X
Timothy R. McLevish	X	X		X
William R. Newlin	X		X	X
Lawrence W. Stranghoener	X	Chair	X
Steven H. Wunning	X	X	X
Larry D. Yost(2)	X			Chair
No. of Meetings Fiscal Year 2008	6	8	8	5

(1)	Mr. Cardoso assumed the role of Chairman of the Board on January 1, 2008.

(2)	Mr. Yost served as Chairman of the Board from January 1, 2007 through December 31, 2007. On January 1, 2008, Mr. Yost assumed the role of Lead Director of the Board.

Board Committees

The Board has three standing committees: Audit, Compensation and Nominating/Corporate Governance. Each member of these committees is independent under the NYSE’s listing standards, U.S. Securities and Exchange Commission (“SEC”) regulations and the standards set forth in the Corporate Governance Guidelines discussed above.

Each committee has a written charter, which details its duties and responsibilities. The committee charters are posted on our website at www.kennametal.com on the “Corporate Governance” page, which can be found under the “Company Profile” tab.

Each committee performs an annual self-evaluation, using the roles and responsibilities outlined in the committee charter as a foundation for the review and evaluation. The Nominating/Corporate Governance Committee reviews and considers the results of each committee self-evaluation. The Chair of each committee also reports the results of the committee’s self-evaluation to the full Board.

Committee Functions

Audit Committee:  The Audit Committee assists the Board in overseeing the company’s financial reporting process. You can find additional information about the functions of the Audit Committee under the “Audit

Committee Report” section of this proxy statement. The Board has determined that all of the members of the Audit Committee are “financially literate,” and that Mr. Stranghoener and Mr. McLevish each qualify as an “audit committee financial expert” as that term is defined by SEC regulations.

Compensation Committee:  The Compensation Committee’s functions include: recommending an overall compensation policy to the Board; having direct responsibility for matters relating to compensation of our executive officers; advising the Board regarding management succession; and the administration of our equity compensation plans and deferred compensation plans. You can find additional information about the Compensation Committee’s functions and processes in the “Compensation Discussion and Analysis” section of this proxy statement.

Compensation Committee Interlocks and Insider Participation:  There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Nominating/Corporate Governance Committee:  The Nominating/Corporate Governance Committee’s functions include: ensuring that the Board is properly constituted to meet its fiduciary responsibilities; identifying and recommending qualified candidates for membership to the Board; having direct responsibility for matters relating to compensation of our directors; and recommending directors for committee membership. The committee also takes a leadership role in shaping the company’s corporate governance.

The Nominating/Corporate Governance Committee will evaluate shareowner nominees on the same basis as all other nominees. For further information on shareowner nominating procedures, please refer to the response to the question “What are the procedures for submitting a shareowner proposal or nomination for the 2009 annual meeting?” under the “General Information” section of this proxy statement.

Board of Directors Compensation and Benefits

The Board has delegated primary responsibility for matters relating to compensation of our directors to the Nominating/Corporate Governance Committee. Prior to 2007, this responsibility resided with the Compensation Committee. In 2007, the charter for the Nominating/Corporate Governance Committee was amended to include as one of the committee’s primary functions responsibility for director compensation. Because the committee is also responsible for the recruitment of new directors and ensuring that the Board and committees are properly constituted, it was the sense of the Board and the committee that compensation matters for directors should also reside with the committee. The committee recommends the overall compensation structure for directors to the Board for full review and approval.

Committee Review of Director Compensation

The committee reviews director compensation on a regular basis. Historically, the committee responsible for director compensation matters has undertaken a comprehensive review of our director compensation program no less than once every two years. The Nominating/Corporate Governance Committee has the authority to retain outside advisors in connection with its review and analysis of director compensation matters. Currently, the committee engages Sibson Consulting as its outside compensation consultant for matters related to director compensation.

Equity Ownership by Directors

The committee believes that directors should hold meaningful equity ownership positions in the company. Accordingly, a significant portion of overall director compensation is in the form of company equity, as shown in the “Overview of Director Compensation” section below. For additional information, see the discussion of “Stock Ownership Guidelines” in the “Compensation Discussion and Analysis” section.

Overview of Director Compensation

The company does not pay any additional cash compensation to employees who serve as directors. In addition, no director who is employed by the company serves on any committee. Currently, Mr. Cardoso, who serves as the Chairman of the Board, is the only employee of the company that serves as a director. All elements of compensation for Mr. Cardoso are included in the 2008 Summary Compensation Table and the related text and compensation tables. Our non-employee directors receive a combination of cash and equity compensation for their services as a director or committee member.

Cash Compensation for Non-Employee Directors

We provide non-employee directors the following cash compensation:

Annual Cash Retainer(1)
Non-Executive Chairman of the Board(2)	$134,500
Lead Director(2)	$54,500
All Other Non-Employee Directors	$34,500
Annual Cash Stipend for Committee Chairman(1)
Audit Committee	$16,500
Compensation Committee	$13,500
Nominating/Corporate Governance Committee	$13,500
Annual Cash Stipend for Committee Service (other than as Chairman)(1)
Audit Committee	$9,900
Compensation Committee	$8,000
Nominating/Corporate Governance Committee	$8,000

(1)	Cash portions of directors’ fees are paid quarterly.

(2)	Mr. Yost served as the non-executive Chairman of the Board from January 1, 2007 to December 31, 2007. On January 1, 2008, he assumed the role of Lead Director and Mr. Cardoso assumed the role of Chairman of the Board.

Equity Compensation

Equity compensation for our non-employee directors consists of:

Annual Grant of Restricted Stock or Deferred Stock Credits
All Non-Employee Directors	$40,000
Stock Options(1)	One-time grant of 14,000 shares upon election to Board of Directors; annual grant of 7,000 shares thereafter.

(1)	These numbers have been adjusted to reflect the 2-for-1 stock split effected by the company on December 18, 2007. Prior to the stock split, non-employee directors received a one-time grant of 7,000 shares upon election to Board of Directors and an annual grant of 3,500 shares thereafter.

Perquisites and Personal Benefits

All non-employee directors receive $50,000 of life insurance coverage, which is paid for by the company. In addition, directors receive tax reimbursements for income imputed to them for the premiums paid by the company for this insurance. Directors are also reimbursed for travel and related expenses for attendance at Board or committee meetings.

Deferred Fee Plan

We have a Deferred Fee Plan for Non-Employee Directors (the “Deferred Fee Plan”). On an annual basis, our non-employee directors may elect to defer payment of any Board or committee compensation to a later time (with interest at a rate of prime minus 2%). In addition, under the Directors Stock Incentive Plan (described below), any non-employee director may elect to receive stock credits (representing shares of our common stock) with respect to all or a portion of any compensation deferred under the Deferred Fee Plan. Dividend equivalents are credited to the account of any director who has elected to receive stock credits. Dividend equivalents are calculated at the same rate as the current dividend; there is no preferential or above-market earnings potential for deferrals into stock credits. The Deferred Fee Plan is currently unfunded. In the event of a change in control, we would fund the deferred payments by a transfer of cash into a deferred compensation trust (a so-called “Rabbi Trust”), administered by an independent trustee.

Directors Stock Incentive Plan

Under the Directors Stock Incentive Plan, any non-employee director may elect to receive shares of our common stock in lieu of all or a portion of any Board or committee compensation that is not deferred pursuant to the Deferred Fee Plan. The Directors Stock Incentive Plan is described in more detail in the “Retirement Programs” discussion under the “2008 Pension Benefits” table.

Matching Gifts Program

Directors are eligible to participate in our Matching Gifts Program, which is also generally available to all U.S. employees. Under the program, the Kennametal Foundation will match gifts to qualified institutions on a dollar-for-dollar basis up to $5,000 per calendar year.

2008 Director Compensation

The following table shows the compensation we paid to our non-employee directors for service on the Board and applicable committees in 2008:

2008 Non-Employee Director Compensation(1)

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(2)(3)	($)(3)(4)	($)(5)	($)

Ronald M. DeFeo	56,950	43,900	65,538	276	166,664
Philip A. Dur	50,500	40,006	65,538	15,418	171,462
A. Peter Held	52,400	71,683	65,538	552	190,173
Timothy R. McLevish	52,400	71,399	83,647	147	207,593
William R. Newlin	50,500	40,253	65,538	3,056	159,347
Lawrence W. Stranghoener	59,000	40,253	65,538	147	164,938
Steven H. Wunning	51,450	71,399	65,538	276	188,663
Larry D. Yost	108,000	71,677	93,626	5,977	279,280

(1)	On August 1, 2007, each non-employee director received (i) a grant of restricted stock with a grant date fair value of $40,006, and (ii) each non-employee director other than Mr. Yost received a grant of 7,000 stock options with a grant date fair value of $65,538. Mr. Yost, who was serving as the Chairman of the Board at that time, received a grant of 10,000 stock options with a grant date fair value of $93,626. These awards vest 33% per year for three years beginning on the first anniversary of the grant date. For each director, the aggregate number of option awards (outstanding) and stock awards (unvested) at fiscal year end is shown in the following table:

		Aggregate
		Unvested Stock	Aggregate
		Awards	Deferred Unvested
	Aggregate Options	Outstanding	Stock Awards
	Outstanding at	at Fiscal Year	Outstanding at
Name	Fiscal Year End	End(a)	Fiscal Year End(b)

Ronald M. DeFeo	74,000	2,010	395
Philip A. Dur	28,000	2,238	—
A. Peter Held	73,200	1,026	1,874
Timothy R. McLevish	41,000	298	2,900
William R. Newlin	226,000	2,404	—
Lawrence W. Stranghoener	59,000	2,404	—
Steven H. Wunning	32,000	—	2,900
Larry D. Yost	92,000	—	2,900

(a)	Represents unvested restricted stock.

(b)	Represents restricted stock that has been deferred into deferred stock credits and has not yet vested.

(2)	The company pays dividends on unvested restricted stock shares during the restriction period, but the dividends are not preferential. For those directors who have elected to defer their restricted stock awards into deferred stock credits, their deferred stock credit accounts are credited quarterly with dividend equivalents, but again, these are not preferential.

(3)	These amounts reflect the compensation expense recognized for financial statement reporting purposes for 2008, in accordance with FAS 123R, for restricted stock awards and stock option awards and include amounts from awards granted in 2008 as well as prior fiscal years. For the assumptions used in calculating the amounts under FAS 123R, please see footnotes 1 and 2 to the 2008 Summary Compensation Table. For those of our directors that have deferred their restricted stock awards into deferred stock credits, we record additional compensation expense related to the deferrals. Those amounts are included under the “Stock Awards” column where applicable. Restricted stock and stock option awards are granted using the same procedure for timing and price as is used for employees. For more information, see the discussion under “Equity Incentives” in the “Compensation Discussion and Analysis” section.

(4)	The exercise price for each award is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date.

(5)	These amounts consist of premiums paid by the company for life insurance and tax reimbursements for income imputed to the directors for these premiums. For Messrs. Dur, Newlin and Yost the amounts also include donations made by us on behalf of the directors to charitable organizations under the Matching Gifts Program described above. In Mr. Dur’s case, the amount includes an additional contribution of $5,000 to match a gift he made during calendar year 2006 (fiscal 2007). Due to an administrative oversight, we did not distribute the matching amount until calendar year 2008.

AUDIT COMMITTEE REPORT

Functions of the Audit Committee

The Audit Committee (“we” or the “committee”) assists the Board in its oversight of: the quality and integrity of the company’s financial statements; the company’s compliance with legal and regulatory requirements; the performance, qualifications and independence of the company’s Independent Registered Public Accounting Firm (“auditors”); and the performance of the internal audit function. We have the sole authority to appoint, retain, terminate and replace the company’s auditors, subject to shareowner ratification with respect to retention at the next regularly scheduled Annual Meeting of Shareowners. We perform an annual self-assessment to evaluate the composition, activities and interactions of the committee and submit the results of the self-assessment to both the Nominating/Corporate Governance Committee and the Board.

Responsibilities

Management is responsible for the company’s financial reporting process and system of internal controls, and for the preparation and presentation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The auditors are responsible for planning and carrying out an audit of the financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board and issuing a report thereon. Our responsibility is to provide oversight to these processes. We do not certify the financial statements or guarantee the auditor’s report. To fulfill our oversight role, we rely (without independent verification) on the information provided to us, the representations made by management and the auditors and the report of the auditors.

Complaints

Anyone, including any company employee, who has a complaint or concern regarding the company’s accounting, internal auditing controls or auditing matters may communicate that complaint or concern to the committee:

•	in writing directed to the Vice President, Secretary and General Counsel, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231

•	by calling the company’s toll-free HELPLINE (1-877-781-7319). The HELPLINE is accessible twenty-four (24) hours a day. Concerned persons can utilize the HELPLINE on a confidential and anonymous basis.

Monitoring Activities in Fiscal Year 2008

We held eight (8) meetings in 2008. During these meetings, we discussed with management, the internal auditors and the company’s auditors, PricewaterhouseCoopers LLP (“PwC”) (to the extent applicable), the quality and adequacy of the company’s internal control over financial reporting, the internal audit function’s organization, responsibilities, budget and staffing and the results of internal audit examinations. We also reviewed with both PwC and the internal auditors their respective audit plans, audit scope and identification of audit risks, and met separately with PwC and with the internal auditors, without management present, to discuss the results of their examinations, their evaluations of the company’s internal control over financial reporting and the overall quality of the company’s financial reporting. We reviewed the interim financial information contained in each quarterly earnings announcement and each Form 10-Q filed with the SEC in 2008 and discussed this information with PwC and with the company’s Chief Financial Officer and Corporate Controller prior to release. We also reviewed and discussed with both management and PwC the audited financial statements for the year ended June 30, 2008 prior to release.

The discussions with PwC included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, relating to communication with audit committees. We received from PwC written disclosures and the letter regarding PwC’s independence as required by Independence Standards Board Standard No. 1, describing all relationships between PwC and the company that might bear on PwC’s independence, and discussed with PwC their independence.

Based on these reviews and these meetings, discussions and reports, we have recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the SEC. We have, subject to shareowner ratification at the 2008 Annual Meeting of Shareowners, retained PwC as the company’s auditor for the fiscal year ending June 30, 2009.

Audit Committee

Lawrence W. Stranghoener, Chair
A. Peter Held
Timothy R. McLevish
Steven H. Wunning

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal II. Ratification of The Selection of the Independent Registered Public Accounting Firm

The Audit Committee has retained PricewaterhouseCoopers LLP (“PwC”) as the company’s Independent Registered Public Accounting Firm (“auditors”) for the fiscal year ending June 30, 2009. As a matter of good corporate practice, the Audit Committee is submitting its selection to our shareowners for ratification at the annual meeting. Unless otherwise directed by the shareowners, proxies will be voted in favor of the ratification of the selection of PwC as the company’s auditors for the fiscal year ending June 30, 2009. In the event that this selection is not ratified by the shareowners, the Audit Committee will consider this vote in determining its future selection of an auditor. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the company and its shareowners.

Representatives of PwC attended all meetings of the Audit Committee held during 2008. The Audit Committee reviewed the non-audit services provided by PwC in 2008 and, based on that review, determined that the non-audit services provided by PwC were compatible with maintaining the independence of PwC.

Representatives of PwC will attend the Annual Meeting, and will have the opportunity to make a statement at the meeting if they wish. They also will be available to respond to appropriate questions from shareowners in accordance with the rules of the meeting.

Fees and Services

Fees for professional services (including expense) rendered by PwC to the company and its subsidiaries in fiscal 2007 and 2008 were as follows (in millions):

	2007	2008

Audit Fees(1)	$4.3	$4.6
Audit-Related Fees	—	—
Tax Fees(2)	0.3	0.2
All Other Fees	—	—
TOTAL(3)	$4.5	$4.8

(1)	These fees relate to services provided for the audit of the consolidated financial statements, subsidiary and statutory audits, the issuance of consents and assistance with the review of documents filed with the SEC. Also included are fees for services related to the audit of the company’s internal control over financial reporting.

(2)	These fees relate primarily to tax compliance services, tax planning advice, and tax audit assistance. These fees also relate to tax preparation services through the 2005 tax year for employees on international assignments.

(3)	Totals presented reflect the effect of rounding.

Audit Committee Pre-Approval Policy

The Audit Committee annually adopts a policy for pre-approval of audit and non-audit services to be provided by the auditors. Under the policy, the Audit Committee pre-approves categories of services and fee caps for each category. The pre-approved services include: (i) audit services, such as statutory audits and internal control-related services, services associated with regulatory filings and consultations regarding disclosure treatment of certain transactions or events; (ii) audit-related services, such as due diligence and accounting consultations; (iii) tax services, such as tax compliance (domestic and international), and tax planning and advice; and (iv) other permissible non-audit services that the Audit Committee believes will not impair the auditor’s independence. The Audit Committee must specifically pre-approve the terms of the annual audit services engagement. All other audit and permissible non-audit services not specifically covered by the policy, and any proposed services which materially exceed the pre-approved fee levels, require separate specific pre-approval by the Audit Committee. The

Audit Committee may delegate specific engagement pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must present any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification. The policy requires the auditor to provide the Audit Committee with detailed supporting documentation regarding the specific services to be provided.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of PwC as the company’s auditors for the fiscal year ending June 30, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Executive Compensation Philosophy

The Compensation Committee (referred to in this discussion as the “committee”) has primary responsibility for the oversight and administration of our executive compensation program. The committee works with members of management and its outside consultant to collect and analyze relevant data during the compensation decision-making process, but it is the committee that ultimately oversees and approves all compensation matters regarding our executive officers (“executives”), including our named executive officers (“named executives”). The committee makes compensation decisions based upon Kennametal’s executive compensation philosophy, which is comprised of the following basic principles:

•	Pay for Performance. Executive compensation should be tied to both individual performance and the annual and long-term performance of the company.

•	Place a Significant Portion of Compensation At-Risk. As executives progress to higher levels of responsibility in the company, a greater proportion of their overall compensation should be linked directly to company performance and shareowner returns.

•	Promote a Long-Term Perspective. Our compensation programs should promote the long-term focus and strategic vision required for our future growth and success.

•	Offer Competitive Compensation. We believe that highly qualified and skilled executives can differentiate us and provide a competitive advantage in the marketplace. Our objective is to offer compensation that is competitive with that offered by companies that compete with us for talent.

Objectives of the Executive Compensation Program

To support our overall compensation philosophy, we have designed our executive compensation program to:

•	Attract and retain exceptional talent

•	Recognize individual contributions to the company

•	Focus our executives’ attention on the attainment of significant business objectives and the creation of long-term shareowner value

•	Ensure alignment with the interests of our shareowners

•	Share the financial benefits of strong company performance; and

•	Maintain executive compensation at a competitive level.

Design of Our Executive Compensation Program

Overall Design of the Executive Compensation Program

Each of our executives receives a compensation package comprised of six basic components: base salary; annual incentives; long-term incentives; special awards (if and when applicable); retirement programs; and executive perquisites. (Additional information about each of these components is presented later in this

Compensation Discussion and Analysis.) We’ve designed our executive compensation program to target compensation, in the aggregate, at the median level for similar positions within our industry with the potential for above or below median compensation depending on company and individual performance. We may deviate from the median if, in the judgment of management and/or the committee, the value of an individual’s experience, performance and specific skill set warrants. For individual executives, compensation may also vary depending on the nature of the executive’s role and its importance to our business strategy; or market competition and/or availability of talent for the position.

The foundation of our program is a system of salary grades. Each executive position is assigned a salary grade, which generally defines opportunities for base salary, annual incentives and long-term incentives. There are ranges within the salary grades, which reflect each position’s internal value, scope and complexity of responsibilities and market competitiveness. The pay ranges give the committee flexibility to position individual compensation above or below market median levels depending on job performance, professional qualifications, business experience, technical expertise and career potential.

Pay for Performance

The committee believes that an effective compensation program must reflect a balance between individual factors (i.e., level of responsibility, skills, experience and individual performance), organizational measures (i.e., company or business unit performance), and external or market factors (i.e., competitive benchmarking and survey data). We incorporate each of these factors into the design of our executive compensation program. Accordingly, we compensate our executives based upon an assessment of:

•	Individual Performance. All of our executives are evaluated against an annual, individual performance plan. The performance plan contains individual performance objectives that will further the goals of the executive’s business unit, if applicable, and the strategic goals of the company. These objectives are reviewed and assessed every quarter by the executive and his manager. At the end of the fiscal year there is a comprehensive analysis of the executive’s actual performance vis-a-vis the plan, and that analysis is provided to the committee.

•	Company Performance. When making compensation decisions for our executives, the committee evaluates our achievement of pre-established internal metrics (which are predicated on our annual and long-term financial plans and goals, along with other strategic and operational initiatives) and external measures (which are predicated on external factors such as market valuation and growth in our stock price).

Although individual and company performance are weighted most heavily in compensation decisions, the committee also considers external factors, market and survey data and pay positioning for our executives relative to market data, as explained in further detail below under the subheading “Pay Positioning Relative to Market — Benchmarking.”

At-Risk Compensation and Promotion of a Long-Term Perspective

Our allocation policies further our philosophy of placing a significant amount of our executives’ targeted total compensation at-risk and promoting a long-term perspective.

At-Risk Compensation.  We structure our executive compensation program to put a significant amount of our executives’ total compensation at risk. We think this is appropriate because the executives are best positioned to be able to affect the company’s performance. Accordingly, a substantial portion of annual compensation value for our executives is provided in the form of long-term incentives that measure and reward Kennametal performance over a period of greater than one year. As illustrated in the table below, the actual percentage of at-risk pay relative to total compensation depends on the position level; the higher an executive’s position within the company, the greater proportion of pay that is linked to company performance and shareowner returns. Similarly, as an executive rises to positions of greater responsibility within our company, short-term compensation begins to decrease proportionally and long-term compensation represents a greater proportion of total compensation.

	At Risk Breakout		Short-Term — Long-Term Breakout
		% of Annual
	% of Annual	Compensation	% of Short-Term	% of Long-Term
Title	Compensation Fixed	At-Risk	Compensation	Compensation

Chairman, President and Chief Executive Officer	21	79	45	55
Vice President and Chief Financial Officer	27	73	47	53
Vice President and President AMSG	31	69	52	48
Vice President Corporate Strategy & Global Marketing MSSG*	40	60	60	40
Vice President, Secretary and General Counsel	38	62	57	43

*	Information is presented for 2008. In July 2008 (fiscal year 2009), John H. Jacko Jr., who served as the Vice President Corporate Strategy and MSSG Marketing during 2008, was promoted to Vice President and Chief Marketing Officer.

Mix of Equity and Cash in Long-Term Incentive Compensation.  To focus our executives on operational performance that leads to increased long-term shareowner returns, and to address shareowner dilution, which is inherent in all equity-based compensation programs, we deliver long-term incentive awards to executives through a combination of cash-based long-term performance incentive awards (50% of the total long-term value), stock option awards, (30% of the total long-term value) and restricted stock awards (20% of the total long-term value).

Competitive Compensation

Pay Positioning Relative to Market — Benchmarking.

We benchmark compensation levels to both published survey data of comparable companies and to a custom peer group of public companies within the manufacturing industry. Benchmark data is part of the external information we consider when designing and executing our compensation programs.

The peer group we used to benchmark both performance and compensation factors for 2008 consisted of these 17 companies:

• Allegheny Technologies Incorporated	• Lincoln Electric Holdings, Inc.
• Carpenter Technology Corporation	• MSC Industrial Direct Co. Inc.
• Crane Co.	• Parker-Hannifin Corporation
• Danaher Corporation	• Pentair, Inc.
• Eaton Corporation	• Precision Castparts Corp.
• Flowserve Corp.	• Sauer-Danfoss, Inc.
• Harsco Corporation	• Teleflex, Incorporated
• Illinois Tool Works, Inc.	• The Timken Co.
• Joy Global Inc.

We included many of the companies in the peer group because they are similar to Kennametal in terms of revenue, operational scope, or organizational complexity. Some of the peers are larger than we are; they were included to help understand the effect size and complexity has on compensation levels and designs.

We periodically review our peer group to ensure that the peer companies continue to be appropriate comparisons for performance purposes and for compensation purposes.

We collect compensation data on base salaries, annual incentives, and long term incentives for our peer group companies from available sources, including, in most cases, the executive compensation data included in the most recently available annual proxy statement for each company. Management also collects survey information, or requests survey information from the compensation consultant on each of these compensation components. We provide the committee with the results of our benchmarking efforts on a regular basis. We use the benchmarking data to assess the competitiveness of our executives’ compensation compared to that of other executives at our peer companies and in the broader market. We also use the data to help ensure proper alignment between executive and shareowner interests, and to assess compensation versus company performance.

How Compensation Decisions Are Made

Role of the Committee and CEO in Determining Executive Compensation.

The committee has primary responsibility for assisting the Board in evaluating executive performance, including that of the Chairman, President and Chief Executive Officer (the “CEO”), and for overseeing the development of executive succession plans. As part of this responsibility, the committee oversees the design, development and implementation of the executive compensation program for the CEO and the other executives. The committee solicits information from our management and from its outside compensation consultant during the compensation-setting process, but it is the committee that ultimately sets and approves compensation for our CEO and other executives.

Each year, the committee reviews all components of compensation for each of our executives over the course of several regularly scheduled meetings from April to July, and final compensation decisions are made in July for the current fiscal year. The committee is assisted in its review by members of management, the human resources department, and its outside compensation consultant. Decisions regarding individual components and compensation changes take into account information specific to the executive, including the executive’s current compensation, future potential, performance, leadership skills, and contribution to the company’s performance. The committee also considers factors relating to the company, such as our overall performance and achievement of specified strategic and operational initiatives. Finally, the committee assesses the market competitiveness of the executive’s total compensation package.

CEO Compensation.  The committee meets with the CEO each year in July (the beginning of the fiscal year) to agree upon the CEO’s performance goals (both individual and company objectives) for the year. The CEO periodically reports on his progress with respect to his performance goals at committee meetings throughout the year. At the end of the year, the committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program.

Other Executive’s Compensation.  The CEO assists the committee in making compensation decisions for all executives other than the CEO. The CEO and the committee together assess the performance of the other executives and determine their compensation, based on initial recommendations from the CEO. The other executives do not play a role in their own compensation determination, other than discussing individual performance objectives and achievements with the CEO.

Role of the Compensation Consultant.

The committee has engaged Sibson Consulting as its outside executive compensation consultant. Sibson consultants receive direction from, and are accountable to, the committee and have served in that capacity since February 2005. The committee solicits advice and counsel from Sibson on all matters pertaining to executive compensation design and delivery. Specifically, Sibson provides the following types of services to the committee:

•	Competitive data and benchmarking analytics for all components of pay for executive officers and the CEO

•	Equity dilution, value sharing, and performance assessment analyses relative to peers

•	Compensation program analysis, redesign considerations, and recommendations

•	Tax, accounting, regulatory, and other compensation-related education

•	Individual pay considerations for the CEO, as well as executive officer promotions and new hires

•	Review of compensation plan payouts for the CEO and executive officers

•	Proxy statement review and recommendations

Sibson attends all committee meetings and may attend executive sessions at the request of the committee. Sibson consultants also collaborate with our management team for purposes of meeting planning, program design and analysis and other logistics, but all services performed by Sibson are ultimately at the direction of the committee.

Components of Kennametal’s Executive Compensation Program

Our executive compensation program is made up of the following components:

•	Base salary

•	Annual incentives — primarily the Prime Bonus Plan

•	Long-term incentives — namely, equity grants and long-term cash incentive awards

•	Special recognition and retention awards

•	Retirement plans — namely, the Supplemental Executive Retirement Plan and the Executive Retirement Plan, as well as the broad-based Retirement Income Plan and the Thrift Plus Plan

•	Executive benefits and perquisites and other benefits.

Each component serves one or more of our compensation objectives, but all are designed to promote our core values as a company, further our overall compensation philosophy and align the interests of our executives with the interests of our shareowners.

Base Salary

Base salary is the fixed element of our executives’ annual compensation. The amount of base salary an executive receives depends on the salary grade of the position and the executive’s level of responsibility, skills, experience, future potential and individual performance. We target base salary levels for each position at median pay levels for similar positions in the market.

Annual Incentives

Management Performance Bonus Plan (Prime Bonus Plan).  The Management Performance Bonus Plan, which we refer to as the “Prime Bonus Plan,” was approved by our shareowners in 2005; it is a formula-based, pay-for-performance annual incentive plan. The Prime Bonus Plan is the primary vehicle we use to reward participants for their contributions to strong annual business performance. The primary purpose of the Prime Bonus Plan is to motivate participants to enable the company to achieve short-term financial goals, which are designed to create sustainable shareowner value, and to reward them to the extent we achieve those goals. All of our executives, our senior management team members, and certain of our key employees participate in the Prime Bonus Plan.

Bonuses paid under the Prime Bonus Plan are determined according to the following formula:

Target Bonus Amount x Achievement of Performance Goals x Modifier* = Calculated Prime Bonus Award

As illustrated in the table below, Prime Bonus threshold and maximum amounts range from 50% of the target bonus amount to 200% of the target bonus amount based on performance achievement of between 80% and 120% of the applicable performance goal.

		Threshold	Target	Maximum

Performance (As a Percentage of Achievement of Performance Goal)	Less than 80%	80%	100%	120% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

With respect to each performance goal, no bonus is awarded under the Prime Bonus system if actual performance is less than 80% of the performance goal. Under the terms of the Prime Bonus Plan, the committee may decide whether adjustments will be made for non-recurring or unusual items in determining whether performance goals have been met. In addition, the committee retains discretion to make special recognition awards outside the

Prime Bonus Plan. Please see the discussion under “Special Recognition and Retention Awards” for more information.

Target Bonus Amounts.

Individual target bonus amounts are based on a combination of individual factors and market-competitive data and are established as a percentage of base salary. Consistent with our executive compensation philosophy, individuals with greater job responsibilities have a greater proportion of their total cash compensation tied to company performance through the Prime Bonus Plan. Each year, the committee sets target bonus amounts for our executives.

Performance Goals.

We link Prime Bonus opportunities directly with company performance, business unit performance and the maximization of shareowner value. To do so, we assign performance goals for each executive at the beginning of the fiscal year based upon the performance goals of the company as approved by the Board. The Board approves the goals for overall company performance based upon management’s financial and strategic plans.

Once the Board has approved the performance goals for the company, the committee reviews and approves the bonus structure and individual goals for the CEO and all other executive officers. To ensure alignment with our shareowners interests, the committee assigns the CEO both quantitative and qualitative goals that are aggressive, designed to stretch performance, and will significantly impact the growth or improvement of a business unit or our company. For each of the other executives, the committee, with the input of the CEO, sets performance objectives that it considers achievable but that require personal performance and stewardship appreciably above the levels achieved in the prior year. These performance goals vary by executive, are weighted and combine performance of the individual, the company and the particular business unit or function for which the executive has responsibility.

The Prime Bonus Plan is generally designed such that a certain percentage of an executive’s bonus opportunity (usually 70%) is based upon the performance of the executive’s specific business unit and an additional percentage (usually 30%) on the performance of the next higher organizational unit. In this manner, the majority of an executive’s bonus opportunity is linked directly with results that he is best positioned to impact. Certain of our executives are not assigned to any one particular business unit, however. The bonus opportunities for each of our named executives in 2008 are described below in the “2008 Prime Bonuses” section.

*Modifier.

At the outset of each fiscal year, the committee, in its discretion, may approve a modifier for use in the calculation of Prime Bonus amounts for that year. The calculated Prime Bonus amounts may be adjusted based upon the company’s (and/or business unit’s) performance with key initiatives. In 2008, management recommended and the committee approved a modifier of +/- 10% based upon the company’s reduction of sales, general and administrative expenses relative to total sales (“SG&A”).

Individual Performance.

At its July meeting each year, the committee reviews each executive officer’s achievement of his performance goals for the previous year and approves any corresponding amounts paid under the Prime Bonus Plan. In connection with Prime Bonus determinations, the committee considers the individual performance of the executive and the recommendations of the CEO (for all other executives). The committee has the discretion to adjust calculated Prime Bonuses for our executives in the course of its review.

2008 Prime Bonuses.

2008 Target Bonus Amounts

For 2008, the committee approved target bonus amounts for our named executives as follows:

Name	Target Bonus Amount as a Percentage of Base Salary

Mr. Cardoso	120%; (90% based upon the company’s overall financial goals, as provided under Mr. Cardoso’s amended employment agreement, and 30% based upon Mr. Cardoso’s achievement of specified strategic goals and initiatives)
Mr. Simpkins	75%
Mr. Weismann	70%
Mr. Jacko	50%
Mr. Greenfield	50%

2008 Company Performance Goals

At its July 2007 meeting, the Board established corporate performance goals for the company of: Sales Growth ($227 million); Earnings Per Share (“EPS”) ($2.80) and Return on Invested Capital (“ROIC”) (12.8%). The Board considered the targets to be challenging for the company, but achievable if the financial and strategic plans of the company were well executed. These goals were then used by the committee when it reviewed and approved performance measures and target goals for each of our executives.

2008 Performance Goals for Named Executives

Overview.

For 2008, consistent with the company’s focus on continuous improvement, the committee set performance goals for Mr. Cardoso based on the financial and strategic plans for the company (100%), for Messrs. Greenfield and Simpkins based on the financial and strategic plans for the company (30%) and, to ensure alignment across business units, on the financial and strategic plans of the business units in the aggregate (70%). Performance goals for Mr. Jacko were based on the financial and strategic plans for the company (30%), on the aggregate business unit plans (35%), and on the financial and strategic plans of the Metalworking Solutions & Services Group (MSSG), one of the company’s two reporting business units (35%). For Mr. Weismann, performance goals were based on the financial and strategic plans for the company (30%) and on the financial and strategic plans of the company’s other reporting business unit, Advanced Materials Solutions Group (AMSG) (70%). In each case the committee considered the targets to be aggressive but achievable with the focused effort of the individuals and systematic execution of the plans. As approved by the committee for 2008, the specific performance goals for each of the named executives were as follows:

Carlos M. Cardoso — Chairman of the Board, President and Chief Executive Officer

Mr. Cardoso’s Prime Bonus opportunity in 2008 was broken down into two components:

•	Component (1) related to the company’s performance and was based solely upon corporate performance goals derived from the financial and strategic plans for the company for 2008 (bonus opportunity of 90% of base salary); and

•	Component (2) related to Mr. Cardoso’s individual performance and was based upon his achievement of certain strategic and operational goals and initiatives set by the committee in July 2007 (bonus opportunity of 30% base salary).

Component (1): Performance goals were linked to corporate performance and related to Sales Growth (30% weight, $227 million target), EPS (35% weight, $2.80 target), and ROIC (35% weight, 12.8% target).

Component (2): Individual performance goals were based on both quantitative and qualitative goals related to critical business and strategic objectives of the company for 2008, including strategic business transactions and portfolio shaping (5% weight), technology development and positioning (5% weight), global expansion and growth in emerging markets (5% weight), global manufacturing initiatives (5% weight), succession planning for critical positions (2.5% weight)*, Environmental, Health and Safety (EHS) initiatives (2.5% weight)**; and stewardship of certain employee initiatives (5% weight)**.

For performance goals marked with an *, Prime Bonus amounts would be paid only upon the achievement of the respective goal. Performance goals marked with an ** would be rewarded proportionally for performance between 90% and 100% of the target goal. For all other performance goals, performance between 80% and 100% of the target goal would be rewarded proportionally. The committee considered these performance objectives strategically important and aggressive, but achievable with concentrated effort and focus by Mr. Cardoso.

Frank P. Simpkins — Vice President and Chief Financial Officer; and
David W. Greenfield — Vice President, Secretary and General Counsel

Performance goals for Messrs. Simpkins and Greenfield were linked to corporate performance (30% of bonus opportunity) and aggregate business unit performance (70% of bonus opportunity). Performance goals for the corporate performance component related to Sales Growth (30% weight, $227 million target), EPS (35% weight, $2.80 target), and ROIC (35% weight, 12.8 target). Specific to the aggregate business unit component, performance goals related to sales growth (30% weight), earnings before interest and taxes (“EBIT”) (35% weight), and return on controllable assets (“ROCA”) (35% weight). Target levels for aggregate business unit-related goals were set based upon the confidential, internal financial plans for each of the business units for 2008. The committee considered the targets on the business unit level, both individually and in the aggregate, to be consistent with the overall financial plan and targets set for the company; they were challenging but achievable if the financial and strategic plans of the business units were well executed.

John H. Jacko — Vice President Corporate Strategy and MSSG Marketing for 2008*

Performance goals for Mr. Jacko reflected the dual nature of his role during 2008 as steward of the company’s overall strategy and also as head of marketing for the MSSG business unit. Mr. Jacko’s performance goals were linked to corporate performance (same as Messrs. Cardoso, Greenfield and Simpkins; 30% of bonus opportunity), aggregate business unit performance (sales growth (30% weight), EBIT (35% weight), and ROCA (35% weight); 35% of bonus opportunity), and business unit performance for MSSG (35% of bonus opportunity). Specific to MSSG, performance goals related to sales growth (30% weight), EBIT (35% weight), and ROCA (35% weight). Target levels for MSSG-related goals were set based upon MSSG’s confidential, internal financial plan for 2008. The committee considered the targets to be consistent with the overall financial plan and targets set for the company; they were challenging and, to achieve them, the MSSG business unit would have to deliver performance results that exceeded prior year results for the metrics.

*Mr. Jacko currently serves as the company’s Vice President and Chief Marketing Officer.

Gary W. Weismann — Vice President and President Advanced Materials Solutions Group

Performance goals for Mr. Weismann were linked to both corporate performance (same as Messrs. Cardoso, Greenfield and Simpkins; 30% of bonus opportunity) and business unit performance for AMSG (70% of bonus opportunity). Specific to AMSG, performance goals related to sales growth (30% weight), EBIT (35% weight), and ROCA (35% weight). Target levels for AMSG-related goals were set based upon AMSG’s confidential, internal financial plan for 2008. The committee considered the targets to be consistent with the overall financial plan and targets set for the company; they were challenging and, to achieve them, the AMSG business unit would have to deliver performance results that exceeded prior year results for the metrics.

2008 Performance

The tables below sets forth the percentage of performance goals achieved and the amount of Prime Bonus compensation earned in 2008 for each of our named executives.

Carlos M. Cardoso

Corporate Performance			Strategic Performance Goals % Achieved
Goals % Achieved						Global
Sales			Strategic		Global	Mnfg	Succession		Employee	Prime Bonus
Growth	EPS	ROIC	Transactions	Technology	Expansion	Initiatives	Planning	EH&S	Initiatives	Earned ($)(1)

140.7	98.6	96.1	—	5	5	5	2.5	—	5	671,963

(1)	Upon the recommendation of management and to further align the CEO’s compensation with that of our other executives, the committee, in its discretion, determined that Mr. Cardoso’s awarded bonus should be reflective of business unit performance as well as corporate performance. Accordingly, Mr. Cardoso’s bonus was calculated based on corporate performance (30%) and on aggregate business unit performance (70%), which resulted in a lower amount than would have been awarded had his bonus been calculated based solely upon corporate performance.

Named Executives other than Carlos M. Cardoso

				Aggregate Business			Individual Business
				Unit Performance			Unit Performance			Prime
	Corporate Performance Goals % Achieved			Goals% Achieved			Goals% Achieved			Bonus
Named Executive	Sales Growth	EPS	ROIC	Sales Growth	EBIT	ROCA	Sales Growth	EBIT	ROCA	Earned ($)

David W. Greenfield	140.7	98.6	96.1	68.2	85.3	84.6	N/A	N/A	N/A	113,000
John H. Jacko, Jr.	140.7	98.6	96.1	68.2	85.3	84.6	71.8	88.7	87.9	164,000
Frank P. Simpkins	140.7	98.6	96.1	68.2	85.3	84.6	N/A	N/A	N/A	276,000
Gary W. Weismann	140.7	98.6	96.1	—	—	—	66.6	85.2	83.2	232,000

Long-Term Incentives

Overview of Long-Term Incentive Programs.  Kennametal’s long-term incentives are designed to focus our employees on sustained, long-term performance. We use these incentives because they promote an ownership culture, align the interests of our employees and shareowners, and foster the long-term perspective necessary to increase shareowner value. They also aid in retention and help advance stock ownership by our employees.

All of our executives, members of senior management, and a significant number of key employees are eligible to receive long-term incentive awards under our broad-based, 3-year long-term incentive program (the “LTI,” which is described more fully below). In addition to our broader-based LTI, in 2008 the Committee approved a special, 4-year long-term incentive program for certain of our executives, including all of our named executives, called the “2008 Strategic Transformational Equity Program” (the “STEP,” which is described more fully below).

The committee must approve all equity and other long-term incentive awards for our executives. All long-term incentive awards, including those under the LTI and the STEP, are granted under the Kennametal Inc. Stock and Incentive Plan of 2002, as amended (the “2002 Plan”). The 2002 Plan provides for the granting of nonstatutory and incentive stock options, restricted stock awards, stock unit awards, and other types of incentive awards. The Board has approved certain amendments to the 2002 Plan (set forth in the 2002 Plan Amendment) and has asked our shareowners to vote upon those amendments. For additional information, please see the description of the 2002 Plan Amendment under Proposal III of this proxy statement.

Equity Incentives

Stock Option Awards.

We use stock option awards as a long-term incentive because they precisely align the interests of our employees with those of our shareowners. Stock option grantees can only profit from stock option awards if our stock price increases over time; conversely, grantees receive no value if our stock price decreases. We typically grant stock option awards to our executives annually as part of our broader LTI program, but occasionally we grant special stock option awards, either alone or in connection with restricted stock awards, to employees for attraction, retention or recognition purposes. Vesting schedules for our stock option awards vary according to the purpose for which they are granted. Awards granted under the LTI typically time vest at the rate of one-fourth per year over four years (beginning with the first anniversary of the grant date). A stock option award granted for attraction purposes, upon hiring, or for special recognition purposes may have a different vesting schedule (for example, 50% may vest on the second anniversary of the grant date, and 25% each year thereafter). In every case, the stock option awards help further our retention objective as any unvested portion is forfeited if an executive voluntarily terminates employment. Stock option awards expire ten years from the date of grant, which serves to promote the long-term perspective that is key to our growth and success.

Restricted Stock Awards.

We grant restricted stock awards to provide immediate share ownership and to directly align the interests of our employees and our shareowners. As is the case with stock option awards, we typically grant restricted stock awards annually to our executives as part of our broader LTI program, but we sometimes make these grants for other purposes. For example, we may grant restricted stock awards to attract new talent or to recognize or motivate our employees. Like stock option awards, restricted stock awards granted under the LTI typically vest at the rate of one-fourth per year over four years (beginning with the first anniversary of the grant date). Also like stock option awards, the vesting schedules may be different depending on the purpose for the grant of restricted stock. As is the case with stock option awards, restricted stock awards help promote our retention efforts because any unvested portion of a restricted stock award is forfeited if an executive voluntarily terminates his or her employment with us.

Fair Market Value of Equity Awards Under the 2002 Plan, both currently and as proposed, the exercise price for a stock option award must not be less than the fair market value of our shares at the time the option is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date.

Equity Grant Practices

Timing of Grants.

The committee grants equity-based awards to our executives on both an annual and an as-desired basis. We do not have any program, plan or practice to time annual or ad hoc grants of equity-based awards in coordination with the release of material non-public information or otherwise.

•	Annual Grants. We generally make LTI grants to our named executives and other senior management on a once-a-year basis. As part of its standing agenda, the committee makes annual grants of equity-based awards to our executives at its regularly scheduled meeting in July of each year; the dates for these meetings are typically scheduled two years in advance. In the past, the date of the grant was the date on which the committee met to approve the awards. In 2007, the committee moved to a pre-established grant date for all future annual awards to our executives (August 1 of each year) for ease of administration and planning purposes. At its July 24, 2007 meeting, the committee approved annual grants of equity-based awards for 2008 to our executives and employees; the grant date for those awards was August 1, 2007. At its July 22, 2008 meeting, the committee approved annual grants for 2009; the grant date for those awards was August 1, 2008.

•	Special or One-Time Grants. The committee retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new officer, for retention purposes, or otherwise.

•	Determination of Equity Grant Amounts. Restricted stock awards and stock unit awards under the STEP are generally expressed as a dollar amount (a grantee might receive a restricted stock award of $50,000, for instance.) The number of restricted shares or stock units awarded to the grantee is determined by dividing the dollar amount of the award by the fair market value of our stock on the last trading day prior to the grant date. Stock option awards are also expressed in a dollar amount, and the number of shares underlying a stock option award is determined by dividing the dollar amount of the award by the compensation value of the option on grant date (essentially using the assumptions disclosed in the footnotes of the “2008 Summary Compensation Table”, but considering the full term of the option (10 years)).

•	Repricing of Stock Options. The 2002 Plan prohibits the repricing of stock options and does not contain a reload feature. The 2002 Plan Amendment does not change these provisions.

Long-Term Incentive (LTI) Program.  For awards under the LTI, we use a “portfolio approach” to deliver value to eligible employees. The portfolio approach combines stock option awards (30% of total long-term incentive value), restricted stock awards (20% of total long-term incentive value), and cash-based long-term performance incentive awards (“LTIP” awards) (50% of total long-term incentive value). We use these different types of awards because each type of award serves a slightly different purpose. The broader discussion above, under the “Overview of Long-Term Incentives Program” section, contains a description of the stock option awards and restricted stock awards we use in the LTI and our rationale for using them.

LTIP (Cash) Awards.

Beginning in 2005, in addition to stock option and restricted stock awards, contingent long-term incentive cash awards (which we refer to as “LTIP” awards) have been granted under the LTI each year to our executives and to other key employees. We grant these awards because we believe they provide a strong incentive for achieving specified financial performance goals that are consistent with our business strategy and important contributors to long-term shareowner value. Payment of LTIP awards is based solely on company performance and is targeted at market value for comparable positions, utilizing the same comparative compensation data we use for setting total annual compensation. The plan under which these awards are granted (the 2002 Plan) allows for them to be settled in stock; however, we pay these awards in cash because we believe this approach appropriately balances the cash and equity components of our LTI program. Cash payments are also an excellent way to reward the attainment of these performance objectives. These LTIP awards aid in retention as they are subject to forfeiture if the executive’s employment terminates for any reason other than death, disability or retirement before the end of the three-year performance period.

As illustrated in the table below, LTIP threshold and maximum amounts range from 50% of the target bonus amount to 200% of the target bonus amount based on performance achievement of between 80% and 120% of the applicable performance goal.

		Threshold	Target	Maximum

Performance (As a Percentage of Achievement of Performance Goal)	Less than 80%	80%	100%	120% or Greater
Payout (As Percentage of Target Bonus Amount)	0%	50%	100%	200%

With respect to each performance goal, no bonus is awarded if actual performance is less than 80% of the performance goal. Under the terms of the 2002 Plan, measurement of business results against the goals may be adjusted, at the committee’s discretion, to account for the effects of unusual events.

Target Bonus Amounts

Target bonus amounts for our executives are determined on an individual basis considering the executive’s performance and career potential (internal and individual factors), as well as the competitive market level for long term compensation for similar positions (external factors). The committee sets target bonus amounts for our executives for the upcoming 3-year cycle at its meeting in July.

2006 — 2008 LTIP Awards

In July 2005, we granted LTIP awards for fiscal years 2006-2008 payable in August 2008 if the company achieved specified performance goals based on two equally weighted business measurements: EPS and ROIC. For LTIP purposes, EPS is calculated on a cumulative basis by summing the adjusted EPS disclosed in our financial results at fiscal year end for each of the three years in the cycle. ROIC is measured at the end of the three-year cycle. EPS and ROIC were selected because the committee believes they are key indicators of our financial and operational success and are key drivers of long-term shareowner value. The performance goals for the 2006-2008 LTIP cycle were: (a) EPS (cumulative target of $6.19); and (b) ROIC (target of 13.3%). When it set the performance goals, the committee considered our internal, confidential three-year business plan at the time the awards were established. Considering the strategic goals of the company, as well as other factors contained in the plan, the committee believed that the goals were achievable, but that achievement would require a high level of financial performance over the three-year period.

Results for 2006 — 2008 LTIP Cycle

In July 2008, the committee approved payments to each of our named executives who participated in the 2006 — 2008 LTIP cycle. For the period in question, the company achieved cumulative EPS of $7.15 and ROIC of

12.3%. Accordingly, the weighted payout percentage for each participating named executive was 129.4% of his target award amount. The actual LTIP amounts, if any, earned by our named executives are set forth in the 2008 Summary Compensation Table in the “Non-equity Incentive Plan Compensation” column and related footnotes.

2007 — 2009 LTIP Awards and 2008 — 2010 LTIP Awards

In July 2006 and July 2007, respectively, the committee granted LTIP awards for fiscal years (a) 2007-2009, payable in August 2009, and (b) 2008-2010, payable in August 2010, in each case only if the company achieves specified performance goals. Performance goals for both the 2007-2009 and 2008-2010 LTIP cycles were once again based upon EPS and ROIC. Awards will be paid based on achieving threshold, target or maximum levels for the specified measurements. For example, the named executives will receive only one-half of the target payment if the company, at the end of the three-year period, satisfies only a single target goal for a single measurement. In each case, the committee set the goals at target levels that reflected our internal, confidential three-year business plan at the time the awards were established. The committee believes the goals for both the 2007-2009 and 2008-2010 LTIP cycles will require a high level of financial performance over the three-year period to be achieved. The weighted payout for the 2005-2007 LTIP Cycle, the first of these awards, was 134.4% of each participant’s targeted award amount. For the 2006-2008 LTIP Cycle, as described above, the weighted payout was 129.4%. The results of both historical LTIP cycles were reflective of the strength of the company’s performance over the combined three-year periods.

The potential payouts in 2009 and 2010 for each named executive (assuming both measurements are met at threshold, target or maximum levels over the three-year period) are shown in the table below:

	2007-2009 LTIP Cycle			2008 – 2010 LTIP Cycle
Named Executive	Threshold	Target	Maximum	Threshold	Target	Maximum

Carlos M. Cardoso	332,500	665,000	1,330,000	550,000	1,100,000	2,200,000
Frank P. Simpkins	38,250	76,500	153,000	200,000	400,000	800,000
Gary W. Weismann	50,000	100,000	200,000	137,500	275,000	550,000
John H. Jacko, Jr	—	—	—	81,250	162,500	325,000
David W. Greenfield	81,250	162,500	325,000	92,500	185,000	370,000

Strategic Transformational Equity (STEP) Program.

On November 26, 2007, the committee approved a special, long-term program under the 2002 Plan called the 2008 Strategic Transformational Equity Program (the “STEP”).

Overview.  The STEP is designed to propel the company to superior levels of performance that will provide a significant return to our shareowners. The STEP directly aligns executive compensation opportunities for participants with the interests of the shareowners by providing an opportunity for premium compensation if the company achieves superior financial performance throughout the “Performance Period” (defined below). The STEP also supports the retention of the key employees who have been selected as participants, because the awards are generally forfeited if a participant terminates his employment with the company during the Performance Period (defined below).

Each STEP participant was awarded a certain number of stock units under the STEP (the “Units”); the Units were granted at the maximum level. Each Unit represents a contingent right to receive one share of the company’s common stock, to the extent such Unit is earned and becomes payable pursuant to the terms of the STEP. No dividend or voting rights attach to the Units. In general, Units can be earned at certain measurement dates during the four-year period beginning on October 1, 2007 and ending on September 30, 2011 (the “Performance Period”).

Performance Conditions.  The STEP awards are broken in to two components with thirty five percent (35%) of the total number of Units which a participant can earn based on the company’s total shareowner return at the measurement dates and sixty five percent (65%) of the total number of Units which a participant can earn based on the company’s cumulative adjusted earnings per share on the same measurement dates (these conditions are referred to in this discussion as the “Performance Conditions”).

Satisfaction of the Performance Conditions will require exceptional financial performance by the Company during the Performance Period. In order for the Performance Conditions to be fully satisfied (which would allow participants to earn the maximum number of Units under the STEP) the company’s adjusted earnings per share and stock price at the time the STEP was adopted will have to more than double by the end of the Performance Period. The Performance Conditions are subject to certain threshold levels; if those threshold levels are not achieved, no Units will be earned under the STEP. The STEP participants do have the opportunity to “earn and bank” a portion of their Units during the Performance Period at two specified interim measurement dates (September 30th of each of 2009 and 2010). If certain thresholds of adjusted earnings per share and total shareholder return are satisfied on those interim measurement dates, a STEP participant may “earn and bank” up to 35% of the maximum number of Units subject to the award.

Payout under the STEP.  The payment of any Units earned under the Program, including any “earned and banked” Units, are also conditioned upon the participant being employed by the company on the payment date, subject to certain limited exceptions (such as death and disability). (Please see the discussion of “Potential Payments upon Termination or Change in Control” for more details about payouts under the STEP in the event a participant’s employment with the company is terminated.)

After the end of the Performance Period, the Committee will certify in writing the extent to which the Performance Conditions and any other material terms of the Program have been achieved. Any Units earned by a participant will be settled and paid in shares of capital stock of the Company. In the event of a Change in Control, any Units “earned and banked” as of the most recently completed measurement date will be distributed on the closing date of the Change in Control transaction as capital stock of the Company, or at the discretion of the Committee, in cash or other property.

Details of the individual STEP awards for each of our named executives can be found in the “2008 Grants of Plan-Based Awards” table.

Special Recognition and Retention Awards

On a limited and selective basis, we sometimes pay additional compensation to our employees in the form of special recognition or retention awards. For example, we may provide a special award to an individual to reimburse him/her for compensation he/she would forfeit by terminating previous employment, for retention purposes, or to recognize contributions to a critical strategic initiative.

Employees at all levels of the company are eligible to receive special awards. We may provide awards in the form of cash bonuses, equity awards, or via a mixture of cash and equity awards, in each case depending on the reason for the bonus. The amount of any special recognition or retention award depends on the reason it is being granted. The committee must approve any special awards for our executives.

Retirement Programs

We maintain both qualified and non-qualified defined benefit retirement plans that are designed to work together to provide retirement pay to our executives. We provide pension and retirement benefits as part of our broader executive compensation program to attract and retain our executives.

Qualified Plans.  We maintain two principal qualified retirement plans for substantially all U.S. employees, including our executive officers. The Retirement Income Plan (“RIP”) is a defined benefit pension plan. As of December 31, 2003, the RIP was frozen for non-grandfathered participants and is no longer offered to new employees. None of our named executives were grandfathered under the RIP. The Thrift Plus Plan (“TPP”) is a defined contribution or “401(k)” plan in which all of our executives participate.

Non-Qualified Plans.  We maintain two non-qualified retirement plans for our executives. Certain of our executives, including Mr. Greenfield, participate in the Supplemental Executive Retirement Plan (“SERP”), which provides for monthly payments for a participant’s lifetime. Under the SERP, there is no right to payments if a participant leaves the company before age 56; beginning at age 56, benefits in the SERP vest 20% per year until the age of 60, when benefits become 100% vested.

In 2007, the committee replaced the SERP with the Executive Retirement Plan (“ERP”). Only those executives for whom vesting under the SERP had commenced as of December 31, 2006 continue to participate in the SERP. Executives who were not vested under the SERP, including Messrs. Cardoso, Jacko, Simpkins and Weismann, participate in the ERP, which provides for a lump sum payment of benefits to a participant upon termination (but only to the extent the executive has vested under the plan).(2)

The amount payable under each retirement plan for each named executive is determined by the plan’s benefit formula. The amount of benefits varies based upon the plan, the executive’s years of service with us, and the executive’s compensation. Each of the retirement programs in which our executives may participate is described in further detail in the “Retirement Programs” section of this “Compensation Discussion and Analysis.”

Executive Benefits and Perquisites

Our executives receive various perquisites provided by the company: officer life insurance, financial planning, executive physical, and in certain instances, parking and a country club membership. They are also able to use the health club facilities we maintain for our employees at our headquarters in Latrobe, Pennsylvania at no cost to them. The value of these perquisites is imputed as income to the executive and taxed accordingly; therefore, we provide a tax-gross up payment to the executive to reimburse him for approximate amounts of additional tax liability as a result of receiving these benefits.

Perquisites represent a relatively small portion of our overall executive compensation package. We only provide perquisites that we consider reasonable in nature, and we provide them because we believe that the inclusion of perquisites in our executive compensation program enhances the program’s competitiveness and aids in the attraction and retention of executives.

The committee periodically reviews the perquisites to ensure that they are appropriate in light of the company’s total compensation program and market practice.

The amounts of specific executive perquisites for 2008 are listed in the supplemental table in footnote 5 to the “2008 Summary Compensation Table.” Other than these perquisites, our executives have the same benefits that are generally provided to other employees, including eligibility to participate in group medical and dental plans, vision, long- and short-term disability, group life insurance, accidental death and dismemberment insurance, business travel accident insurance, health care and dependent care spending accounts, qualified retirement plans, and other benefits, in accordance with the terms of the programs.

Stock Ownership Guidelines

We have adopted Stock Ownership Guidelines for directors, executives and key managers to effectively link the interests of management and our shareowners and to promote an ownership culture throughout our organization. We believe that stock should be acquired and held in quantities that encourage management to make decisions and take actions that will enhance company performance and increase its value. These guidelines were first adopted in 1995 and are reviewed annually by the committee at its October meeting as a standing agenda item. The current guidelines are:

FY08
Multiple
of Base Salary
Chief Executive Officer	5X
Vice Presidents serving as Group Presidents and CFO	3X
Executive Management Council, Corporate Officers, and certain Business Unit Managers	2X
Other Key Managers	1X
Non-Employee Directors (multiple of annual retainer)	5X

We require our executives and directors to achieve their ownership requirements within 5 years. Shares owned outright, restricted stock, and shares owned in benefit plans (such as a 401(k)) count toward fulfilling the ownership guidelines. All of our named executives have met or exceeded their ownership guidelines.

We have an insider trading policy that prohibits executives from engaging in any transaction in our stock unless that transaction has been pre-cleared and approved. Although we generally do not mandate when executives may trade, our policy strongly encourages them to trade only during established window periods, which open 2 days after our quarterly earnings release and remain open for one month thereafter.

Employment Agreements

We have employment agreements with our named executives and all other executive officers. The following summary describes the material terms of the agreements for each of our named executives except Mr. Cardoso.

General.  The agreements require our executives to devote their entire time and attention to the business of Kennametal while they are employed.

Term.  There is no predetermined term. Each executive entered into the agreement upon commencing duties as an executive officer of our company.

Compensation.  The executive officer’s base salary, size of bonus award, if any, and any other compensation for services are not specified under the agreements but rather are determined by the committee upon the commencement of employment. Thereafter, the committee makes determinations regarding base salary, incentive awards, and all other components of compensation as described above.

Non-competition / non-disclosure.  Unless we consent in writing, if an executive voluntarily terminates his employment or we terminate his employment for cause, then for three years after the date of termination, the executive officer can not, in any geographic area in which Kennametal is offering its services and products: (a) directly or indirectly engage in, or (b) assist or have an active interest in, or (c) enter the employ of, or act as agent for, any entity which is or is about to become directly or indirectly engaged in any business that is competitive with any business of the company or any of our subsidiaries. The non-competition provisions do not apply if we terminate an executive without cause. However, in case of termination for any reason, the executive officer can not disclose any of our confidential or trade secret information.

Assignment of Inventions.  Each executive officer must assign to us all inventions conceived or made during his employment with Kennametal.

Termination.  The executive officer’s employment may be terminated by either party at any time, for any reason or no reason at all; provided, that the company may only terminate an executive officer’s employment with the approval and authorization of the Board.

Severance.  If, with Board authorization, we terminate an executive officer’s employment prior to a change in control and not for cause, the executive is entitled to 12 months’ severance in the form of salary continuation. The executive officer is not entitled to severance under any other termination scenario outside of a change in control context.

Change in control.  Under certain circumstances, the agreement provides for payments to an executive officer if his employment is terminated after a change of control. See “Termination Conditions and Arrangements” below and the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for a more detailed discussion.

Employment Agreement with Mr. Cardoso

Except as set forth below, Mr. Cardoso’s employment agreement contains substantially the same provisions as the agreements with our other named executives. Mr. Cardoso’s employment agreement was amended December 6, 2005 to, among other things, set forth his base salary upon commencement of his duties as CEO and provide for a special incentive bonus for fiscal year 2006. (Mr. Cardoso’s current salary level and incentive opportunities are discussed in this Compensation Discussion and Analysis section and in the compensation tables that follow.) In addition, Mr. Cardoso’s employment agreement was amended to provide the following:

FY 2008 Incentive Compensation.  Effective July 1, 2006, Mr. Cardoso’s primary target bonus incentive is equal to 90% of his base salary, and, commencing July 2006, he became eligible for a long-term incentive award under our LTI of $1,330,000 (which will be payable, if earned, 30% in stock options, 20% in restricted stock, and 50% in cash as described above under “Long-Term Incentives” ).

Severance.  If, with Board authorization, Mr. Cardoso’s employment is terminated by us prior to a change in control and not for cause, Mr. Cardoso is entitled to up to 24 months’ severance in the form of salary continuation. Severance amounts would be offset by any salary earned by Mr. Cardoso in the event he obtains other employment during such 24-month period. Mr. Cardoso is not entitled to severance under any other termination scenario outside of a change in control context.

Termination Conditions and Arrangements

In a non-change in control context, our employment agreement with our executives provides for severance if the executive’s employment is terminated by us without “cause”. Additional details regarding the severance provisions and potential payments to our named executives outside of a change in control context can be found in the “Potential Payments upon Termination or Change in Control” section.

Our executive employment agreement, stock and incentive plans and certain of our retirement and post-employment plans contain change in control provisions. The change in control provisions in the executive employment agreement are applicable only for those executives that have entered into these agreements, which includes each of our named executives. The provisions of our incentive plans and retirement plans are applicable to a broader base of our employees and include all those who participate in those plans. We include these provisions because we believe they help to align executive, company, and shareowner interests. If we evaluate a possible transaction, we want our executives to focus on the potential fit with our corporate goals and strategy and the creation of long-term value for our shareowners. We believe that change in control protections enable our executives to consider corporate transactions objectively and to decide whether they are in the best interests of the company and its shareowners without undue concern over whether the transactions may jeopardize the executives’ future employment.

The change in control protections under the executive employment agreement only provide payments upon the occurrence of a “double trigger”. For severance benefits to be “triggered”, a change-in-control must take place and an executive must be involuntarily terminated (not for “cause”) or must leave for “good reason” within 36 months following the change-in-control. For additional information concerning the change in control arrangements for our named executives, see the “Potential Payments upon Termination or Change in Control” section of this proxy statement.

Recoupment of Awards and Incentive Payments

In any case where there has been an allegation of fraud or misconduct, the Board of Directors would investigate and carefully review the facts and circumstances of the alleged misconduct before determining the appropriate course of action. If, after completing its investigation, the Board were to determine that an employee or officer did engage in fraudulent behavior or misconduct, the Board would take appropriate action, which could include, among other things, termination of employment, institution of legal proceedings against the wrongdoer, or bringing the misconduct to the attention of the proper authorities. If the misconduct results in a material restatement of Kennametal’s financial results, then the Board, in addition to the above remedies, may also seek repayment of any bonus received for the period restated, seek repayment of gains realized as a result of exercising stock options awarded for the period restated, or cancel any outstanding stock options or other equity or incentive compensation.

Kennametal also incorporates restrictive covenants (prohibiting working for competitors for a period following separation from employment and disclosure of confidential or proprietary information) into the executive employment agreements, the STEP, the SERP, and the ERP. If the Board of Directors determines that a violation of any one of these covenants has occurred, it may, in its discretion, discontinue any future payments and/or take appropriate legal action to recoup amounts paid under these programs.

Tax, Accounting, and Regulatory Considerations

We consider the affect of tax, accounting and other regulatory requirements in designing and implementing compensation programs, and while these factors may impact plan designs, ultimately decisions reflect the pay strategy of the company and the program intent.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2008, the payments of annual bonuses under the Prime Bonus Plan and long-term performance awards were intended to satisfy the requirements for deductible compensation.

Tools and Analytics

The committee utilizes various tools and analytics provided by both Sibson and our internal management and human resources personnel to execute its duties. These tools and analyses provide internal and external context and perspective to assist the committee with its decision making process. The types of information the committee reviews and considers when making compensation decisions include:

•	Total compensation tally sheets and pay histories for the CEO and executive officers

•	CEO and executive officer competitive assessments for all elements of pay

•	Pay-for-performance and value sharing assessments vs. our peer group

•	Dilution and share utilization assessments, projections and comparisons

•	Equity expense comparisons vs. our peer group

•	Incentive design and vehicle prevalence analyses

•	Internal goal setting and achievement analyses

•	Executive wealth accumulation forecasts

•	Executive retention analyses

•	Annual and long-term incentive plan performance and progress updates

•	Executive perquisite prevalence analyses

•	Other ad hoc analyses performed at the committee’s direction

The above analyses are reviewed either annually or by special request of the committee.

2008 Compensation Highlights

2008 Compensation Decisions for our Named Executives.

The committee based its 2008 compensation decisions on a variety of factors specific to each named executive. For individual named executives, those factors included:

•	For Mr. Cardoso — the company’s continued strong performance with record levels for sales, EPS and ROIC (both EPS and ROIC on an adjusted basis), focused continued execution of corporate strategies (notably the company’s one-thirds strategy and reshaping of the business portfolio) and the continued strong financial condition of the company.

•	For Mr. Simpkins — the company’s continued strong performance with record levels for sales, EPS and ROIC (both EPS and ROIC on an adjusted basis), continued execution of corporate strategies (notably the company’s one-thirds strategy and reshaping of the business portfolio), the continued strong financial condition of the company, and effective fiscal and tax strategies.

•	For Mr. Weismann — his promotion to a corporate officer and President of AMSG; the development of AMSG’s future state and organization to further AMSG’s strategic long-term growth and profitability objectives (which are key to the achievement of the overall company strategies).

•	For Mr. Jacko — his announced promotion to Chief Marketing Officer of the company and his contributions to the achievement of Kennametal’s corporate growth and profitability objectives through the development of our long term financial strategies and a world-class branding strategy.

•	For Mr. Greenfield — his role in leading the company’s corporate governance efforts and ethics and compliance program, including the global expansion of our ethics and compliance program and on-going employee ethics training, and for the leadership he has demonstrated in the protection and stewardship of our legal interests, notably in the area of intellectual property.

Executive Talent

During the year, management presented to the committee its formal succession plan as well as an executive assessment and development plan facilitated by an international executive consulting/search firm. Noted key appointments during the year included: (1) Mr. Cardoso was appointed Chairman of the Board in addition to his role as President and Chief Executive Officer; (2) Mr. Weismann was promoted to Vice President and President AMSG.

STEP

During 2008, the committee recognized an opportunity to promote an aggressive, transformational strategy to propel the company to a significant new level of financial performance. In connection with this endeavor, the committee adopted the 2008 Strategic Transformational Equity Program — a special, four-year equity program that will provide a premium reward for participants if the targeted performance conditions are satisfied. For more information about the STEP, please see the discussion in the “Long-Term Incentives” portion of this Compensation Discussion and Analysis.

2002 Plan Amendment

During 2008, the committee, with assistance from management and Sibson, its compensation consultant, undertook a thorough review of the 2002 Plan. As a result of that review, the committee determined that certain amendments should be made to the plan to, among other things, conform the language of the plan with recent regulatory changes. In addition, the committee, recognizing the need to use equity grants to provide incentives to our employees that directly align the interests of our employees with those of our shareowners and drive share owner value, and to be able to attract, retain and engage key talent, approved a plan to request the approval of our shareowners for 1,500,000 additional shares for use under the 2002 Plan. Please see the description of the 2002 Plan Amendment and related matters in Proposal III for additional details.

Compensation for Non-Employee Directors

Historically, non-employee directors’ compensation was set by the Board at the recommendation of the committee. In 2007, the Nominating/Corporate Governance Committee assumed responsibility for the review and oversight of non-employee director compensation. Non-employee directors’ compensation is reviewed by the Board on an as-needed basis, which historically has been about once every other year. The role of the Nominating/ Corporate Governance Committee in this context is explained in further detail in the “Ethics and Corporate Governance” section of this proxy statement. The compensation of non-employee directors in 2008 is described more fully in the “Board of Directors Compensation and Benefits” section of this proxy statement.

Compensation Committee Report

The Compensation Committee (“we” or “the committee”) recommends an overall compensation policy to the Board, has direct responsibility for matters relating to compensation of the executive officers, advises the Board regarding management succession, and administers the company’s equity compensation plans and deferred compensation plans. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on that review, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee

Ronald M. DeFeo, Chair
Philip A. Dur
A. Peter Held
William R. Newlin
Lawrence W. Stranghoener
Steven H. Wunning

Executive Compensation Tables

The Executive Compensation Tables show the compensation paid to our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers for 2008. These individuals are our named executive officers for 2008, and are referred to as “named executives” in the tables and the narrative disclosure that accompanies them.

Each of our executive officers, including the named executives, was party to an employment agreement in 2008. The employment agreements are described in the “Compensation Discussion and Analysis” section of this proxy statement.

2008 Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Carlos M. Cardoso	2008	818,750	—	1,669,474	365,963	1,194,739	517,804	82,265	4,648,995
Chairman, President and	2007	725,000	—	607,827	272,593	1,546,477	380,292	43,643	3,575,832
Chief Executive Officer(6)
Frank P. Simpkins	2008	396,250	—	277,943	120,597	340,700	224,659	51,001	1,411,150
Vice President and	2007	300,318	—	74,383	46,094	301,000	118,316	28,794	868,905
Chief Financial Officer(7)
Gary W. Weismann	2008	342,917	—	197,694	52,417	345,225	136,353	46,878	1,121,484
Vice President, President Advanced Materials Solutions Group(8)
John H. Jacko, Jr.	2008	325,000	—	232,612	93,404	164,000	101,562	102,654	1,019,232
Vice President and Chief Marketing Officer(9)
David W. Greenfield	2008	327,667	—	163,630	80,712	323,275	64,421	33,873	993,578
Vice President, Secretary and General Counsel(10)

Notes and Supplemental Tables to the “2008 Summary Compensation Table”

(1)	These amounts reflect the compensation cost recognized for financial statement reporting purposes for 2008, in accordance with FAS 123R, for (i) restricted stock awards (which include amounts from awards granted in

2008 as well as prior fiscal years); and (ii) STEP awards. The breakdown of the total amount listed in the “Stock Awards” column is set forth in the following table:

		All Other	Total
	STEP	RS Awards	Stock Awards
Name	($)	($)	($)

Carlos M. Cardoso	883,088	786,386	1,669,474
Frank P. Simpkins	147,184	130,759	277,943
Gary W. Weismann	147,184	50,510	197,694
John H. Jacko, Jr.	103,029	129,583	232,612
David W. Greenfield	88,309	75,321	163,630

(2)	These amounts reflect the compensation cost recognized for financial statement reporting purposes for 2008, in accordance with FAS 123R, for stock option awards and include amounts from awards granted in 2008 as well as prior fiscal years. We use the Black-Scholes option pricing model to calculate compensation cost associated with these awards. For purposes of these calculations, we assume no forfeitures. All other assumptions used in the calculation of amounts for 2008 are included in note 15 to Kennametal’s consolidated financial statements included in the Annual Report on Form 10-K filed with the SEC on August 14, 2008. For additional information on the assumptions applicable to grants made prior to 2008, refer to the note on Stock-Based Compensation for the consolidated financial statements in Kennametal’s Form 10-K for the applicable year.

(3)	These amounts reflect: (i) cash awards to the named executives under the Prime Bonus Plan, which is discussed in further detail in the “Compensation Discussion and Analysis” under the heading “Management Performance Bonus Plan (“Prime Bonus Plan”)”; and (ii) cash awards under the 2006-2008 LTIP cycle, which is discussed in further detail in the “Compensation Discussion and Analysis” under the heading “Long-Term Incentives.” The breakdown of the total amount listed in the “Non-Equity Incentive Plan” column is set forth in the following table:

			Total Payments for
			2008 Under Non-
	2008 Prime	2006 – 2008	Equity Incentive
Name	Bonus	LTIP Cash	Plans

Carlos M. Cardoso	671,963	522,776	1,194,739
Frank P. Simpkins	276,000	64,700	340,700
Gary W. Weismann	232,000	113,225	345,225
John H. Jacko, Jr.	164,000	—	164,000
David W. Greenfield	113,000	210,275	323,275

(4)	These amounts reflect the actuarial increase in the present value of the named executive’s benefits under all pension plans established by the company. The total expressed includes amounts that the named executive may not currently be entitled to receive because such amounts are not vested. Pension plans under which amounts may be included include the Retirement Income Plan (the “RIP”), the Supplemental Executive Retirement Plan (the “SERP”), and the Executive Retirement Plan (the “ERP”), as applicable to the individual. Please refer to the discussion following the “2008 Pension Benefits” table for more detailed descriptions of the RIP, the SERP and the ERP. No named executive received preferential or above-market earnings on deferred compensation.

(5)	The following table describes each component of the All Other Compensation column:

	Other	Tax	Contributions to	Life
	Benefits	Payments	Thrift Plus Plan	Insurance	Other
Name	(a)	(b)	(c)	(d)	(e)	Total

Carlos M. Cardoso	36,531	28,084	16,306	1,344	—	82,265
Frank P. Simpkins	18,566	13,351	18,206	878	—	51,001
Gary W. Weismann	20,542	8,834	17,479	23	—	46,878
John H. Jacko, Jr.	17,682	27,810	17,868	1,824	37,470	102,654
David W. Greenfield	—	13,624	17,715	2,534	—	33,873

(a)	This column shows the aggregate incremental value of the executive benefit programs described more fully in the “Compensation Discussion and Analysis” under the heading “Executive Benefit Programs, Perquisites, and Other Personal Benefits.” For Mr. Cardoso, the amount included in this column includes $26,775 paid by the company for country and business club dues in 2008. For Mr. Greenfield, the aggregate value of perquisites and other personal benefits in 2008 is less than $10,000; accordingly, pursuant to SEC rules no amount is recorded in this column.

(b)	Taxes paid in 2008 on behalf of the named executive for executive benefit programs.

(c)	Contributions by the company under our Thrift Plus Plan on behalf of each of the named executives.

(d)	Income imputed to the named executive based upon premiums paid by the company to secure and maintain a $500,000 term life insurance policy while the officer remains an active employee of the company.

(e)	Relocation allowance and related expenses, and/or other compensation paid to the named executive.

(6)	General. Mr. Cardoso assumed the offices of the President and Chief Executive Officer of the company effective as of January 1, 2006 and the role of Chairman of the Board on January 1, 2008.

Change in Pension Value. Mr. Cardoso is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the ERP.

(7)	General. Mr. Simpkins assumed the offices of the Vice President and Chief Financial Officer of the company effective as of December 6, 2006.

Change in Pension Value. Mr. Simpkins is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the ERP.

(8)	General. Mr. Weismann assumed the offices of the Vice President and President Advanced Materials Solutions Group effective as of August 1, 2007.

Change in Pension Value. Mr. Weismann is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the ERP.

(9)	General. Mr. Jacko joined the company as Vice President Corporate Strategy and MSSG Global Marketing in March 2007 and held that position until July 2008. In July 2008, Mr. Jacko was promoted to Vice President and Chief Marketing Officer of the company.

Change in Pension Value. Mr. Jacko did not participate in the RIP, but is a participant in the ERP.

(10)	Change in Pension Value. Mr. Greenfield is entitled to benefits accrued under the RIP through December 31, 2003, and is a participant in the SERP.

2008 Grants of Plan-Based Awards

									All Other	All Other
									Stock	Option
									Awards:	Awards:			Grant
									Number of	Number of	Exercise		Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Shares	Securities	or Base	Closing	Value of
			Under Non-Equity			Under Equity Incentive Plan			of Stock	Underlying	Price of	Market	Stock and
			Incentive Plan Awards(2)(3)(4)			Awards(4)(5)			or Units	Options	Option	Price on	Option
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(4)(5)(6)	(4)(7)	Awards	Date of	Awards
Name		Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)(7)	Grant	(8)

Carlos M. Cardoso	P		371,250	742,500	1,485,000

	S		150,562	247,500	247,500

	L		550,000	1,100,000	2,200,000

	O	8/1/2007								50,770	38.99	38.58	413,450

	R	8/1/2007							11,284				354,067

	R	1/1/2008							52,370				1,570,607

	T	12/1/2007				—	—	383,240					4,146,837

Frank P. Simpkins	P		150,000	300,000	600,000

	L		200,000	400,000	800,000

	O	8/1/2007								18,462	38.99	38.58	150,346

	R	8/1/2007							4,104				128,777

	T	12/1/2007				—	—	63,874					691,152

Gary W.Weismann	P		122,500	245,000	490,000

	L		137,500	275,000	550,000

	O	8/1/2007								12,692	38.99	38.58	103,358

	R	8/1/2007							2,820				88,481

	T	12/1/2007				—	—	63,874					691,152

John H. Jacko, Jr.	P		81,250	162,500	325,000

	L		81,250	162,500	325,000

	O	8/1/2007								7,500	38.99	38.58	61,076

	R	8/1/2007				—	—		1,666				52,268

	T	12/1/2007				—	—	44,712					483,807

David W. Greenfield	P		82,500	165,000	330,000

	L		92,500	185,000	370,000

	O	8/1/2007								8,538	38.99	38.58	69,529

	R	8/1/2007							1,898				59,548

	T	12/1/2007				—	—	38,324					414,686

Notes and Supplemental Tables to the “2008 Grants of Plan-Based Awards” Table

Legend

P =	Primary Prime Bonus Opportunity (For Mr. Cardoso, 90% of base salary pursuant to his amended employment agreement.)

S =	Supplemental Prime Bonus Opportunity (For Mr. Cardoso, 30% of base salary based upon achievement of individual and strategic performance goals.)

L =	LTIP (long-term cash incentive award)

O =	Option Award

R =	Restricted Stock Award

T =	Strategic Transformational Equity Program (STEP) Award

(1)	Vesting Information:

Grant Date	Vesting Schedule

8/1/2007	25% vests each year over four years beginning on the first anniversary of the grant date
1/1/2008	50% vests on the second anniversary of the grant date; 25% vests on the third anniversary of the grant date; and the remaining 25% vests on the fourth anniversary of the grant date.
12/1/07 (STEP Grants)	The STEP grants are subject to both service and performance conditions; both of which have to be satisfied in order for the grants to become payable. Please see Footnote 5 below and the discussion of the STEP in the “Compensation Discussion and Analysis” section for additional details regarding the payment of the stock units granted under the STEP.

(2)	Prime Bonus awards are made under the Prime Bonus Plan, which is described more fully in the “Compensation Discussion and Analysis” section of this proxy statement. The Prime Bonus amounts presented in these columns reflect the amounts that potentially could have been earned during 2008 based upon the achievement of performance goals under the Prime Bonus Plan. The Prime Bonuses earned in 2008 by our named executives were paid in August 2008. Actual amounts paid for 2008 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and shown in footnote 3 to that table.

(3)	The LTIP amounts presented in these columns reflect long-term incentive awards for the 2008 — 2010 LTIP cycle, which are payable in cash or, in the Compensation Committee’s discretion, may be settled in Kennametal stock. Our long-term incentive programs are described more fully in the “Compensation Discussion and Analysis” section of this proxy statement.

(4)	Stock option, restricted stock and LTIP awards are granted under the 2002 Plan. For more information on how amounts of awards are determined, please refer to the discussion of “Long-Term Incentives” and related matters under the “Compensation Discussion and Analysis” section.

(5)	The numbers presented in this column represent stock units awarded pursuant to the 2008 Strategic Transformational Equity Program (STEP), which is a program under the 2002 Plan. The number of stock units represented by the awards are the maximum amounts that may be earned by the named executive officers if the Performance Conditions under the STEP are satisfied at the highest level. If, at the end of the Performance Period, a certain minimum targeted total shareholder return and/or adjusted earnings per share are met, but the maximum Performance Conditions are not satisfied, the participants will be entitled to earn a portion of their awarded stock units. No stock units will be earned if the minimum targeted Performance Conditions are not satisfied. For more information about the STEP, please refer to the discussion of the “Strategic Transformational Equity Program (STEP)” and related matters under the “Compensation Discussion and Analysis” section.

(6)	The company pays dividends on unvested restricted stock shares during the restriction period, but the dividends are not preferential.

(7)	For stock option awards, the exercise price is equal to the fair market value of our shares on the date the award is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date.

(8)	Represents the grant date fair value of each award as determined pursuant to FAS 123R. For the assumptions used in determining the grant date fair value under FAS 123R, please see footnotes 1 and 2 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year 2008 End

	Option Awards(1)						Stock Awards(1)
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
											Plan	Market
											Awards:	or
											Number	Payout
											of	Value of
											Unearned	Unearned
											Shares,	Shares,
			Number	Number					Number		Units or	Units or
			of	of					Of Shares	Market	Other	Other
			Securities	Securities					or Units	Value of	Rights	Rights
			Underlying	Underlying					of Stock	Shares or	That	That
			Unexercised	Unexercised	Option				That Have	Units of	Have	Have
			Options	Options	Exercise	Option			Not	Stock	Not	Not
	Grant		(#)	(#)	Price	Expiration	Grant		Vested	Not Vested	Vested	Vested
Name	Date		Exercisable	Un-Exercisable	($)	Date	Date		(#)	($)(2)	(#)	($)

Carlos M. Cardoso	4/28/2003		129,756	—	14.82	4/28/2013
	7/27/2004	(a)	24,400	—	20.49	7/26/2014
							1/6/2005		2,500	81,375
	7/25/2005	(a)	16,000	16,000	25.30	7/25/2015	7/25/2005	(a)	3,514	114,381
	7/25/2005	(b)	14,766	14,766	25.30	7/25/2015	7/25/2005	(b)	4,940	160,797
	7/25/2006		22,000	66,000	27.06	7/25/2016	7/25/2006		18,824	612,721
	8/1/2007		—	50,770	38.99	8/1/2017	8/1/2007		11,284	367,294
							12/1/2007				383,240	12,474,462
							1/1/2008		52,370	1,704,644
Totals			206,922	147,536					93,432	3.041,212	383,240	12,474,462
Frank P. Simpkins	5/9/2002		6,232	—	20.34	5/8/2012
	7/29/2003		3,332	—	19.36	7/28/2013
	7/27/2004	(b)	8,000	—	20.49	7/26/2014
	7/25/2005	(a)	1,950	1,948	25.30	7/25/2015	7/25/2005	(a)	434	14,127
	9/19/2005		2,400	2,400	24.19	9/19/2015	9/19/2005		548	17,837
	7/25/2006		1,126	3,374	27.06	7/25/2016	7/25/2006		750	24,413
	12/5/2006		4,900	14,700	30.66	12/5/2016	12/5/2006		4,874	158,649
	8/1/2007		—	18,462	38.99	8/1/2017	8/1/2007		4,104	133,585
							12/1/2007				63,874	2,079,098
Totals			27,940	40,884					10,710	348,611	63,874	2,079,098
Gary W. Weismann	7/25/2005	(a)	3,412	3,410	25.30	7/25/2015	7/25/2005	(a)	760	24,738
	7/25/2005	(b)	1,624	1,624	25.30	7/25/2015	7/25/2005	(b)	540	17,577
	7/25/2006		1.468	4,402	27.06	7/25/2016	7/25/2006		982	31,964
	8/1/2007		—	12,692	38.99	8/1/2017	8/1/2007		2,820	91,791
							12/1/2007				63,874	2,079,098
Totals			6,504	22,128					5,102	166,070	63,874	2,079,098
John H. Jacko, Jr.	3/5/2007		11,000	33,000	30.53	3/5/2017	3/5/2007		11,250	366,188
	8/1/2007		—	7,500	38.99	8/1/2017	8/1/2007		1,666	54,228
							12/1/2007				44,712	1,455,376
Totals			11,000	40,500					12,916	420,416	44,712	1,455,376
David W. Greenfield	7/25/2005	(a)	6,352	6,348	25.30	7/25/2015	7/25/2005	(a)	1,414	46,026
	7/25/2006		2,400	7,200	27.06	7/25/2016	7/25/2006		1,590	51,755
	8/1/2007		—	8,538	38.99	8/1/2017	8/1/2007		1,898	61,780
							12/1/2007				38,324	1,247,446
Totals			8,752	22,086					4,902	159,561	38,324	1,247,446

Notes and Supplemental Tables to “Outstanding Equity Awards at Fiscal Year 2008 End” Table

(1)	Vesting Information:

Grant Date	Vesting Schedule

5/9/2002	33% vests each year over three years beginning on the first anniversary of the grant date; an additional 33% can be vested on an accelerated basis on each applicable anniversary of the grant date if 105% of the Prime Bonus metrics are met for the applicable fiscal year
4/28/2003	33% vests each year over three years beginning on the first anniversary of the grant date

Grant Date	Vesting Schedule

7/29/2003	33% vests each year over three years beginning on the first anniversary of the grant date; an additional 33% can be vested on an accelerated basis on each applicable anniversary of the grant date if 105% of the Prime Bonus metrics are met for the applicable fiscal year
7/27/2004(a)	33% vests each year over three years beginning on the first anniversary of the grant date
7/27/2004(b)	33% vests each year over three years beginning on the first anniversary of the grant date; an additional 33% can be vested on an accelerated basis on each applicable anniversary of the grant date if 105% of the Prime Bonus metrics are met for the applicable fiscal year
1/6/2005	25% vests each year over four years beginning on the first anniversary of the grant date
7/25/2005(a)	25% vests each year over four years beginning on the first anniversary of the grant date
7/25/2005(b)	50% vests on the second anniversary of the grant date; 25% vests on the third anniversary; 25% vests on the fourth anniversary
9/19/2005	25% vests each year over four years beginning on the first anniversary of the grant date
7/25/2006	25% vests each year over four years beginning on the first anniversary of the grant date
12/5/2006	25% vests each year over four years beginning on the first anniversary of the grant date
3/5/2007	25% vests each year over four years beginning on the first anniversary of the grant date
8/1/2007	25% vests each year over four years beginning on the first anniversary of the grant date
12/1/2007	The STEP grants are subject to both service and performance conditions; both of which have to be satisfied in order for the grants to become payable. Please see the discussion of the STEP in the “Compensation Discussion and Analysis” section for additional details regarding the payment of the stock units granted under the STEP.
1/1/2008	50% vests on the second anniversary of the grant date; 25% vests on the third anniversary; 25% vests on the fourth anniversary

(2)	Market value is calculated using the closing price of our common stock on June 30, 2008 ($32.55).

Option Exercises and Stock Vested In 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(1)

Carlos M. Cardoso	—	—	17,274	687,746
Frank P. Simpkins	6,760	170,915	3,036	121,542
Gary W. Weismann	—	—	1,248	51,075
John H. Jacko, Jr.	—	—	3,750	112,875
David W. Greenfield	9,082	224,963	2,104	84,768

Notes and Supplemental Tables to “Option Exercises and Stock Vested in 2008” Table

(1)	In connection with the vesting of restricted stock awards, our named executives surrendered shares to satisfy tax withholding requirements, which reduced the actual value they received upon vesting. The number of shares surrendered and the corresponding value of those shares is shown below.

	Number of	Value of
	Shares	Shares
	Surrendered for	Surrendered
Name	Tax Withholding	($)

Carlos M. Cardoso	6,742	268,973
Frank P. Simpkins	1,198	47,957
Gary W. Weismann	366	14,980
John H. Jacko, Jr.	1,184	35,638
David W. Greenfield	830	33,442

The following table shows benefits our named executives are entitled to under our retirement programs, which are described more fully in the narrative that follows and in the “Compensation Discussion and Analysis” section of this proxy statement.

2008 Pension Benefits

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

Carlos M. Cardoso	RIP	0.7	9,443	—
	ERP	5.2	1,397,445	—
Frank P. Simpkins	RIP	8.2	60,205	—
	ERP	9.7	574,165	—
Gary W. Weismann	RIP	14.7	71,053	—
	ERP	0.9	136,353	—
John H. Jacko, Jr.(2)	RIP	—	—	—
	ERP	1.3	124,414	—
David W. Greenfield	RIP	2.3	52,682	—
	SERP	6.8	1,874,963	—

(1)	The accumulated benefit is based on the named executive’s historical compensation, length of service, the plan’s provisions, and applicable statutory and regulatory requirements. The present value has been calculated assuming the named executive will remain in service until age 65 for the RIP, 60 for the SERP, and 62 for the ERP. Vesting schedules under the plans are disregarded for purposes of these calculations. Refer to note 12 to the financial statements in Kennametal’s Annual Report on Form 10-K for 2008 for a discussion of additional assumptions used in calculating the present value.

(2)	Mr. Jacko did not participate in the RIP.

Retirement Programs

Qualified Defined Benefits Plan.  The Kennametal Retirement Income Plan (the “RIP”) is a qualified defined benefit plan that provides monthly retirement benefits to eligible employees. On October 28, 2003, the Board of Directors approved amendments to the RIP which became effective on December 31, 2003. Effective January 1, 2004, no new non-union employees were eligible for participation in the RIP. Additionally, benefits under the RIP were “frozen”, meaning that they did not continue to accrue after December 31, 2003, for participants who did not meet specified age and service criteria. Certain participants were “grandfathered” and continued their participation in the RIP after December 31, 2003. (Grandfathered participants were those who, as of December 31, 2003, were either (a) age 45 with 20 years of continuous service or (b) age 50 with 5 years of continuous service.) Mr. Jacko did not participate in the RIP. None of our other named executives met the criteria for continuation; therefore, their benefit accruals under the RIP discontinued as of January 1, 2004.

Qualified Defined Contribution Plan.  The Kennametal Thrift Plus Plan (“Thrift Plan”) is a defined contribution plan that the company established to encourage investment and savings for eligible Kennametal employees and employees of certain subsidiaries. Eligible employees may elect to contribute a portion of their salary to the plans, and the company matches 50% of employee contributions up to 6 percent of base salary. The matching contributions can be in the form of cash or Kennametal stock. Beginning January 1, 2004, for each employee whose benefit accrual under the RIP was frozen as of December 31, 2003, the company also: (a) makes a cash contribution to the employee’s plan account in an amount equal to 3% of the employee’s eligible compensation (salary and, if applicable, bonus); and (b) may make an annual discretionary cash contribution of up to 3% of eligible compensation based on the overall performance of the company for the fiscal year. The employee contributions, company contributions, and earnings thereon are invested and ultimately paid out in accordance with elections made by the participant. See the 2008 Summary Compensation Table and accompanying notes for more information about company contributions to the named executives.

Non-Qualified Plans.  We maintain two non-qualified retirement plans for our executives. The Supplemental Executive Retirement Plan (“SERP”) provides for monthly payments for a participant’s lifetime. The amount of the monthly payment differs for each participant and is calculated using a formula based on the executive’s years of service and compensation (current base salary plus Prime Bonus awards averaged for the three most recent fiscal years). The calculated amount is then subject to reduction for primary Social Security benefits and for any benefit payable under the RIP (for executives who never participated in the RIP, or whose benefit was frozen under the RIP, a hypothetical pension offset is used). Under the SERP, there is no right to payments if a participant leaves the company before age 56; beginning at age 56, benefits in the SERP vest 20% per year until the age of 60, when benefits become 100% vested. On October 28, 2003, the SERP was amended to assure that the retirement benefits provided under the SERP will not make up or protect participants from the financial impact of the reduction in retirement benefits payable through the RIP, as amended.

In July 2006, the Compensation Committee replaced the SERP with the Executive Retirement Plan (“ERP”). Only those executives for whom vesting under the SERP had commenced as of December 31, 2006 continue to participate in the SERP. (Of our named executives, Mr. Greenfield had commenced vesting as of December 31, 2006 and as such was “grandfathered” under the SERP.) Executives who were not vested under the SERP (including Messrs. Cardoso, Simpkins, and Weismann) or who joined the company after July 2006 (including Mr. Jacko) participate in the ERP.

The ERP provides a formula-based benefit that is payable on a lump sum basis. The amount of the benefit is based upon an executive’s accrued benefit percentage (which varies by age) and compensation (base salary together with Prime Bonus target awards averaged for the three most recent fiscal years). ERP benefits vest once an executive’s accrued benefit percentage reaches 150%. If an executive terminates employment prior to reaching age 62, then the accrued benefit percentage is reduced to reflect the accrued benefit percentage that was applicable to the executive 2 years prior to the date of termination.

EQUITY COMPENSATION PLANS

Following is a summary of the company’s equity compensation plans. Grant practices and related information are generally described in the “Compensation Discussion and Analysis” section of this proxy statement.

Kennametal Inc. Stock and Incentive Plan of 2002.  As it is currently in effect (prior to the proposed amendment described below), the Kennametal Inc. Stock and Incentive Plan of 2002, as amended (the “2002 Plan”), provides for the granting of nonstatutory and incentive stock options and certain share awards. The aggregate number of shares available for issuance under the 2002 Plan is 7,500,000. Under the 2002 Plan, the exercise price for a stock option award must not be less than the fair market value of our shares at the time the option is granted. Fair market value is determined by taking the average of the highest and lowest sales prices as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the grant date. Participants must pay the purchase price in full at the time of exercise. Payments may be made either in cash, by delivering shares of our common stock (a stock swap), or by delivering a combination of shares and cash having an aggregate fair market value equal to the purchase price. All grants reflected in the “2008 Grants of Plan — Based Awards” table were made under the 2002 Plan. As noted in the notice to shareowners and otherwise in this proxy statement, the Board of Directors has approved certain amendments to the 2002 Plan (the 2002 Plan Amendment), subject to shareowner approval. Further details about the 2002 Plan, and the 2002 Plan Amendment, are set forth under “Proposal III — Approval of the Amended and Restated Kennametal Inc. Stock and Incentive Plan of 2002.”

Other Stock and Incentive Plans.  Each of the Kennametal Inc. Stock Option and Incentive Plan of 1992 (the “1992 Plan”), the Kennametal Inc. Stock Option and Incentive Plan of 1996 (the “1996 Plan”), and the Kennametal Inc. Stock Option and Incentive Plan of 1999 (the “1999 Plan”) were shareowner approved plans that provided for the granting of nonstatutory and incentive stock options and certain share awards. The Kennametal Inc. 1999 Stock Plan (the “1999 Stock Plan”) was a non-shareowner approved plan that provided for the granting of nonstatutory stock options and certain share awards. The 1999 Stock Plan was implemented in connection with the hiring of new employees and was not submitted for shareowner approval because at that time the NYSE permitted the listing of shares under non-shareowner approved plans for stock awards to new employees and other limited circumstances. Although options are still outstanding under the 1992 Plan, 1996 Plan, 1999 Plan and 1999 Stock Plan, no further grants may be made under these plans.

The Performance Bonus Stock Plan of 1995 (the “Bonus Stock Plan”) provided for the issuance of not more than 1,500,000 shares. The Bonus Stock Plan provided that certain performance-based bonus compensation plans for management and/or senior executives (each a “Management Performance Bonus Plan”) were eligible for participation in the Bonus Stock Plan. Up to and including bonuses for 2005, each participant in a Management Performance Bonus Plan was able to elect to receive common stock or stock credits in lieu of a cash bonus under the Bonus Stock Plan. Pursuant to the Bonus Stock Plan, any portion of a bonus paid in shares of common stock or in stock credits was increased by up to 25% of that value. Beginning with 2006, the opportunity to elect to receive shares of common stock and the 25% premium feature under the Bonus Stock Plan was discontinued.

The Directors Stock Incentive Plan, which is a non-shareowner approved plan, provides for the issuance of not more than 400,000 shares. The plan allows any non-employee director to elect to receive shares of our common stock in lieu of all or a portion of any Board or committee compensation that is not deferred pursuant to the Deferred Fee Plan and to receive stock credits for any compensation that is deferred.

The following table sets forth information about the company’s equity compensation plans as of June 30, 2008. In the narrative that follows, additional information is presented as of August 18, 2008.

Equity Compensation Plan Information

	Number of Securities to be		Number of Securities Remaining Available
	Issued Upon Exercise of	Weighted Average Exercise	for Future Issuance Under Equity
	Outstanding Options,	Price of Outstanding Options,	Compensation Plans
	Warrants and Rights	Warrants and Rights	(Excluding Securities Reflected in Column A)
Plan Category	A(1)	B(2)	C(3)

Equity compensation plans approved by shareowners(4)	3,947,308	$25.51	2,281,708 (5)
Equity compensation plans not approved by shareowners(6)	396,224	$12.88	161,776 (7)
TOTAL	4,343,532	$24.87	2,443,484

(1)	This column also includes stock credits issued under the Bonus Stock Plan and Directors Stock Incentive Plan. Not included in this column are LTIP awards, which are dollar-denominated awards, but may be paid either in cash or stock, or any combination of cash and stock, at the election of the Compensation Committee.

(2)	The calculations of the weighted average exercise prices shown in this column do not include stock credits issued under the Bonus Stock Plan or the Directors Stock Incentive Plan.

(3)	No further grants may be made from: (i) the 1992 Plan; (ii) the 1996 Plan; (iii) the 1999 Plan; and (iv) the 1999 Stock Plan.

(4)	These plans consist of: (i) the 1992 Plan; (ii) the 1996 Plan; (iii) the 1999 Plan; (iv) the 2002 Plan; and (v) the Bonus Stock Plan.

(5)	The number of securities available for future issuance under the 2002 Plan, other than upon the exercise of options, warrants or rights, was 1,988,724 as of June 30, 2008.

(6)	The 1999 Stock Plan and Directors Stock Incentive Plan are non-shareowner approved plans.

(7)	The number of securities available for future issuance under the Directors Stock Incentive Plan, other than upon the exercise of options, warrants or rights, was 161,776 as of June 30, 2008.

As of August 18, 2008, option awards to purchase 3,789,405 shares, with an average exercise price of $26.06 and an average remaining term of 7.07 years, and restricted stock awards and restricted stock units for 1,354,747 shares were outstanding under our equity compensation plans. As of August 18, 2008, excluding the Directors Stock Incentive Plan and Bonus Stock Plan (which are stock purchase plans), the only plan under which awards can be made is the 2002 Plan, and under the 2002 Plan 1,155,258 shares remain available for future issuance. The number of shares remaining to be issued upon the exercise of outstanding options and the number of shares available for future issuance under the 2002 Plan, as of August 18, 2008, does not reflect shares that may be issued pursuant to LTIP awards granted for fiscal years 2007 through 2009, which are dollar-denominated awards that may be settled either in stock or cash, at the election of the Board. You can find additional details about the LTIP awards and the LTI Program in the “Compensation Discussion and Analysis” section of this proxy statement.

Proposal III. Approval of Amended and Restated Kennametal Inc. Stock and Incentive Plan of 2002

In 2002, the shareowners approved the Kennametal Inc. Stock and Incentive Plan of 2002, which has been amended from time to time (the “2002 Plan”). The 2002 Plan provides for the granting of nonstatutory and incentive stock options and certain share and other awards.

On July 22, 2008, the Board of Directors adopted, subject to shareowner approval at the Annual Meeting, certain amendments to the 2002 Plan. The company is now seeking the approval of the shareowners with respect to the 2002 Plan as amended and restated (referred to in this discussion and elsewhere in the proxy statement as the “2002 Plan Amendment”).

The primary purpose of the 2002 Plan Amendment is to increase the aggregate number of shares available for issuance under the 2002 Plan from 7,500,000 (the share numbers have been adjusted to reflect the 2-for-1 stock split effected by the company on December 18, 2007) to 9,000,000 (an increase of 1,500,000 shares). In connection with the proposed increase in shares issuable under the 2002 Plan, the company is proposing to limit the number of restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, share awards, stock unit awards and incentive bonus awards settled in capital stock that may be granted under the 2002 Plan to 50% of the total number of shares remaining available (including the increase of 1,500,000 shares being approved pursuant to the amendment) under the 2002 Plan on the date the amendment is approved by the shareowners plus any shares added to that number pursuant to the terms of the 2002 Plan. Additionally, subject to the approval of the shareowners of the 2002 Plan Amendment, to further limit the dilutive impact on the number of shares proposed to be issued under the 2002 Plan, shares of capital stock of the company delivered to the company in payment of the exercise price of any award, shares delivered to or withheld by the company to pay withholding taxes under the 2002 Plan or under the company’s prior stock plans and shares not issued upon the net settlement or net exercise of SARs, in each case will no longer be available for future grants under the 2002 Plan.

The Compensation Committee of the Board of Directors, which administers the 2002 Plan, recommended these amendments to the 2002 Plan after reviewing the 2002 Plan and, based on that review, determining that an insufficient number of shares were available under the 2002 Plan to provide future grants of stock options and other share awards to the company’s directors, officers and employees. The Compensation Committee’s recommendation is consistent with the company’s compensation philosophy that it is important that the company continue to be able to grant stock options and other share awards to directors, officers, employees and others who are responsible for the company’s continued growth, development and future financial success, in order to secure for the company the benefits of incentives and the sense of proprietorship inherent in stock ownership, to reward prior performance and to assist in the company’s efforts to recruit, motivate and retain high quality employees.

In addition to the amendments summarized above, the Board also approved certain technical amendments to the 2002 Plan related to compliance with Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors unanimously recommends a vote FOR the approval of the
Amended and Restated Kennametal Inc. Stock and Incentive Plan of 2002.

General

The following description is intended to summarize the material provisions of the 2002 Plan as amended and restated. The complete text of the 2002 Plan (including the proposed amendments described above) is attached as Appendix A to this proxy statement. To the extent the description below differs from the 2002 Plan text attached in Appendix A, the text of the 2002 Plan governs the terms and provisions of the 2002 Plan.

Administration.  The 2002 Plan is administered by the Board of Directors and/or any committee appointed by the Board to administer the 2002 Plan (the “Plan Administrator”). The Compensation Committee is currently the Plan Administrator. Subject to the terms of the 2002 Plan, the Plan Administrator selects from any employee or consultant those eligible individuals to whom awards may be granted. The Plan Administrator determines the terms and conditions of the award, not inconsistent with the 2002 Plan, including any conditions which must be met in order for such award to have value.

Eligibility.  Awards, in the form of stock options, stock appreciation rights, performance share awards, performance unit awards, restricted stock awards, restricted unit awards, share awards, stock unit awards and cash bonuses may be granted under the 2002 Plan to officers and employees of the company and its subsidiaries and any parent including prospective officers and employees. There currently are approximately 400 officers and employees of the company who may be eligible for discretionary grants generally under the 2002 Plan, including each of our named executives set forth in this proxy statement, although other employees are expected to receive awards under the 2002 Plan. Awards also may be made to consultants under the 2002 Plan. No determination has been made as to the individuals to whom discretionary awards may be granted or the amount or terms and conditions of any such award that may be granted under the 2002 Plan in the future. Directors who are not employees of the company are entitled under the 2002 Plan to receive annual grants of options for up to 10,000 shares and restricted stock awards (or deferred stock credits) with a fair market value of up to $40,000. The options will be granted with an exercise price equal to the fair market value of the capital stock on the date of grant. The options and restricted stock awards for non-employee directors are subject to a three-year vesting period.

Shares Available for Issuance.  The 2002 Plan, if the current amendments are approved as proposed, will provide for the issuance of 9,000,000 shares of capital stock. As a further limitation, the maximum number of restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, share awards, stock unit awards and incentive bonus awards settled in common stock that may be granted under the 2002 Plan will be limited to 50% of the total number of shares remaining available (including the increase of 1,500,000 shares being approved pursuant to the amendment) under the 2002 Plan on the date the amendment is approved by the shareowners plus any shares added to that number pursuant to the terms of the 2002 Plan. Additionally, to further limit the dilutive impact on the number of shares proposed to be issued under the 2002 Plan, shares of capital stock of the company delivered to the company in payment of the exercise price of any award, shares delivered to or withheld by the company to pay withholding taxes under the 2002 Plan or under the company’s prior stock plans and shares not issued upon the net settlement or net exercise of SARs, in each case will no longer be available for future grants under the 2002 Plan The number of shares available under the 2002 Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the company.

Stock Options.  The 2002 Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options (“Incentive Stock Options”) qualified as such under the Code, or other options (“Nonstatutory Stock Options”). Only employees may receive Incentive Stock Options. See “Federal Income Tax Consequences” below for a summary of the differing tax consequences of Incentive Stock Options and Nonstatutory Stock Options. The aggregate fair market value of the shares with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year may not exceed the limitations, if any, imposed by Section 422(d) of the Code. Options designated as Incentive Stock Options in excess of such limitation automatically are reclassified as Nonstatutory Stock Options, as described in the 2002 Plan.

The price at which each share covered by an option granted under the 2002 Plan may be purchased will be determined in each case by the Plan Administrator but may not be less than the fair market value at the time the option is granted. Fair market value is defined to be the mean between the highest and lowest sales prices for the capital stock of the company as quoted on the New York Stock Exchange — Composite Transactions reporting system for the last trading day prior to the time of determination.

An option may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator; provided, that the option period for an Incentive Stock Option may not exceed ten years from the granting of the option. Unless otherwise provided by the Plan Administrator, if the optionee ceases to be employed by the company or any of its subsidiaries by reason of the optionee’s voluntary termination or a termination of the optionee other than for cause, the option may be exercised only within three months after the termination of employment and within the original option period, or, if the optionee is a non-employee director that ceases to serve on the Board, the option may be exercised only within three months after cessation of service and within the original option period, or, if such termination of employment or cessation of service as a director was due to death, disability or retirement, the option may be exercised within three years after termination of employment or cessation of service and within the original option period; unless such termination of employment or cessation of service shall be for cause, in which case the option shall terminate. If the optionee shall die, the option may only be exercised by the optionee’s personal representatives or persons entitled thereto under the optionee’s will or the laws of the descent and distribution.

The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option: (i) in cash; (ii) through a cashless exercise procedure in which a broker sells sufficient shares to deliver the exercise price to the company; (iii) by delivering shares to the company of previously-owned shares (purchased in the open market or held by the participant for at least six (6) months) having an aggregate fair market value equal to the option price of the shares being purchased; or (iv) through any combination of the foregoing.

Stock Appreciation Rights (“SAR”).  The 2002 Plan provides for the Plan Administrator, in its discretion, to grant stock appreciation rights, which is the right to receive an amount equal to the appreciation, if any, in the fair market value of a share of capital stock from the date of the grant of the right to the date of its payment, payable in cash, shares or stock units. Stock units are the right to receive shares in the future.

Performance Share/Unit Awards.  The 2002 Plan provides for the Plan Administrator, in its discretion, to grant performance share awards or performance unit awards. A performance share award is the grant of a right to receive shares or stock units contingent on the achievement of performance or other objectives during a specified period. A performance unit award is a grant of a right to receive a designated dollar value amount of stock or stock units contingent on the achievement of performance or other objectives during a specified period.

Restricted Stock/Unit Awards.  The 2002 Plan provides for the Plan Administrator, in its discretion, to grant restricted stock or restricted unit awards. A restricted stock award is a grant of shares, and a restricted unit award is a grant of stock units, in each case subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the grantee or participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

Share/Stock Unit Awards.  The Plan Administrator may from time to time award shares or stock units to eligible individuals without risk of forfeiture or restriction; provided, that no single share award or stock unit award to any one grantee in any fiscal year may exceed 800 shares or units.

Restrictions on Awards.  Notwithstanding anything contained in the 2002 Plan, the Plan Administrator may not grant any option or SAR in substitution for an outstanding option or SAR except pursuant to certain mergers, consolidations or reorganizations, and may not reprice options or SARs. In addition, the Plan Administrator may not: (i) make a restricted stock/unit award or performance share/unit award vest earlier than over a three-year period except for a performance-based award which may vest after one (1) year; (ii) permit to lapse or waive restrictions applicable to any restricted stock/unit award or performance share/unit award; or (iii) grant any share/stock unit award to an officer or director other than in lieu of salary or cash bonus.

Allotment of Shares.  Not more than 1,000,000 shares subject to the 2002 Plan may be awarded as options or SARs in the aggregate to any one eligible individual subject to certain adjustments. Additionally, no eligible individual is permitted to receive awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, in excess of 1,000,000 shares (or 2,500,000 if the award is denominated in cash) in any fiscal year.

Change-in-Control.  The 2002 Plan provides that, unless the Board shall determine by resolution prior to a change-in-control, in the event of a change-in-control of the company (as defined in the 2002 Plan): (i) all options that become exercisable in installments shall become immediately exercisable in full prior to the change-in-control; and (ii) all awards which have not previously vested shall become vested and all restrictions on awards shall lapse prior to the change-in-control. In addition, in the event of an employee’s termination of employment by the company or a director’s removal from the Board for any reason within two years of a change-in-control, all options and SARs shall vest and remain exercisable for three months and all other awards shall vest and restrictions shall lapse.

Tax Withholding.  When shares are issued or vested under the 2002 Plan, or if an optionee makes a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, the company has the right to require the optionee to remit to the company an amount sufficient to satisfy required income tax withholding. In the discretion of the Plan Administrator, the grantee may elect to satisfy this withholding obligation by requesting that the company withhold shares of stock otherwise issuable to him or her or by delivering to the company previously owned shares. All such elections will be subject to the approval of the Plan Administrator.

Amendment or Discontinuance.  The Board may alter, amend, suspend or discontinue the 2002 Plan, provided that no such action may deprive any person without such person’s consent of any rights granted under the plan, and provided further, that the Board may not materially amend the 2002 Plan without shareowner approval.

Federal Income Tax Consequences

The following is a brief summary of the general principal United States federal income tax consequences applicable to our 2002 Plan participants and the company, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the 2002 Plan are subject to Section 409A of the Internal Revenue Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (or an exception thereto). The 2002 Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code

Stock Options.  The grantee of an Incentive Stock Option under the 2002 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the company entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the option was granted and one year from the date the stock was transferred to the grantee (the “ISO Holding Period”), then the grantee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and the option price. If the ISO Holding Period is not met, upon disposition of such shares (a “disqualifying disposition”), the grantee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as long-term or short-term capital gain. If the Incentive Stock Option is exercised by delivery of previously owned shares of capital stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the grantee on the transfer of such previously owned shares. However, if the previously owned shares transferred were acquired through the exercise of an Incentive Stock Option, the grantee may realize ordinary income with respect to the shares used to exercise an

Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the grantee recognizes ordinary income upon a disqualifying disposition, the company will be entitled to a tax deduction in the same amount.

The grantee of a Nonstatutory Stock Option under the 2002 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the company then entitled to any deduction. Upon exercise of a Nonstatutory Stock Option (or, in certain cases, six months after the date of grant), the grantee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise (or, if applicable, the date six months from the date of grant) over the option price. The company will be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of a Nonstatutory Stock Option, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise (or, if applicable, the date six months later). If the exercise price of a Nonstatutory Stock Option is paid in whole or in part in shares of capital stock, the tax results to the grantee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

Restricted Stock Awards.  The grantee of a Restricted Stock Award under the 2002 Plan normally will not be required to recognize any income for federal income tax purposes at the time of the Award, nor is the company entitled to any deduction, to the extent that the shares awarded have not vested. When any part of a Restricted Stock Award vests, the grantee will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested shares on the vesting date. The grantee may, however, make an election (the “Tax Election”), within thirty days following the grant of the Restricted Stock Award, to be taxed at the time of the Award based on the fair market value of the shares on that date. The company will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the award vested (or on the date of grant if the grantee made the Tax Election).

Share Awards.  The grantee of fully-vested shares awarded under the 2002 Plan will be required to realize compensation taxable as ordinary income in an amount equal to the fair market value of the shares on the date the Award is made. The company is entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of grant.

Incentive Bonus Awards, Performance Share Awards, Performance Unit Awards, Restricted Unit Awards, Stock Appreciation Rights, Stock Unit Awards.  The grantee of an Incentive Bonus Award, Performance Share Award, Performance Unit Award, Restricted Unit Award, Stock Appreciation Rights or Stock Unit Award will not be required to recognize any income for federal income tax purposes at the time of the grant of such Award, nor is the company entitled to any deduction at such time. (The grantee is not permitted to make an election to be taxed at the time of the Award based on the fair market value of any shares that may be delivered to the grantee at a future date under any such Award.) When any part of an Award is paid (in the case of cash) or delivered (in the case of shares) to the grantee, the grantee will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered to the grantee pursuant to the Award. The company will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of any shares that are delivered to the grantee pursuant to an Award, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were delivered to the grantee pursuant to the Award.

Limitations on Company’s Deductions; Consequences of Change of Control.  With certain exceptions, Section 162(m) of the Code limits the company’s deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally the company’s chief executive officer and four other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. If the company’s shareowners approve the amendment and restatement of the 2002 Plan, we believe that stock options, stock appreciation rights and performance awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the 2002 Plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. In addition, if a “change of control” of the company causes awards under the 2002 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the company’s deductions under Section 280G of the Code

Code Section 409A.  Awards of stock options, stock appreciation rights, restricted stock units, other stock-based awards and performance awards under the 2002 Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation and tax penalties in the year the award vests. It is our intent that awards under the 2002 Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

The 2002 Plan Amendment, if approved by our shareowners, will become effective on October 21, 2008. The company has made grants previously and intends to continue to make grants under the 2002 Plan until such time as the Board determines otherwise or the 2002 Plan expires by its terms. It is not practicable to determine the amounts that may be received by the participants in the 2002 Plan if the 2002 Plan Amendment is approved. Set forth in the table below, however, is a summary of the amounts received by the specified individuals and groups under the 2002 Plan as it was in effect throughout 2008.

New Plan Benefits

Kennametal Inc. Stock and Incentive Plan of 2002
(as in effect in 2008, prior to the proposed amendments)

	Dollar Value
Name and Position	($)	Number of Units

Carlos M. Cardoso Chairman, President and Chief Executive Officer	6,484,962	497,664
Frank P. Simpkins Vice President and Chief Financial Officer	970,275	86,440
Gary W. Weismann Vice President and President Advanced Materials Solutions Group	882,992	79,386
John H. Jacko, Jr. Vice President and Chief Marketing Officer	597,151	53,878
David W. Greenfield Vice President, Secretary and General Counsel	543,763	48,760
Executive Group	1,366,523	120,882
Non-Executive Director Group	762,405	67,208
Non-Executive Officer Employee Group	8,508,431	627,859

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In certain circumstances, our Amended and Restated Officer’s Employment Agreement (the “Employment Agreement”) provides for post-termination payments to our named executives upon termination of employment and/or in the event of a change in control. The material provisions of the Employment Agreement are described in the “Compensation Discussion and Analysis” section of this proxy statement. Under the Employment Agreement, the amount a named executive would receive upon termination of his employment depends on the reason for his termination and whether the termination is in connection with a change in control. Our stock and incentive plans, the STEP, and certain of our retirement plans also include change in control provisions. The following discussion explains the effects of termination, both within and outside of the context of a change in control, under the Employment Agreement, our stock and incentive plans, the STEP, and our applicable retirement plans.

Termination of Employment — Outside of a Change-in-Control

Termination Provisions under the Employment Agreement

Select definitions.  The terms set forth below generally have the following meanings under the Employment Agreement and as used in this discussion:

“Change in Control” — means a change in control transaction of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended. Transactions that would be deemed a Change in Control include:

•	A merger with any other corporation or entity other than one in which we own all of the outstanding equity interests;

•	A sale of all or substantially all of our assets; and

•	The acquisition of 25% or more of the outstanding shares of Kennametal or the voting power of the outstanding voting securities of Kennametal together with or followed by a change in our Board’s composition such that a majority of the Board’s members does not include those who were members at the date of the acquisition or members whose election or nomination was approved by a majority of directors who were on the Board prior to the date of the acquisition.

“Cause” — generally means that the executive: (a) is guilty of malfeasance, willful misconduct or gross negligence in the performance his duties; or (b) has not made his services available to Kennametal on a full time basis; or (c) has breached the non-competition provisions of the Employment Agreement.

“Date of Termination” — generally means: (a) if executive’s employment is terminated due to his death or retirement, the date of death or retirement, respectively; or (b) if executive’s employment is terminated for any other reason, the date on which the termination becomes effective as stated in the written notice of termination given to or by the executive.

“Good Reason” — generally means the occurrence of any of the following at or after a Change-in-Control: (a) diminution of responsibilities; (b) reduction in base salary as in effect immediately prior to any Change-in-Control; (c) failure to provide comparable levels of incentive compensation and benefit programs; (d) failure to obtain the assumption of the Employment Agreement by any successor company; (e) relocation to a facility more than 50 miles from present location; or (f) any purported termination of the executive by Kennametal, which is not for Cause.

Cash Severance.  We do not pay severance to any executive officer whose employment is terminated by us for Cause or who voluntarily terminates his employment. If we terminate a named executive’s employment prior to a change in control and without “Cause”, the named executive becomes entitled to the following:

•	For Mr. Cardoso — A continuation of base salary for up to 24 months as severance pay, in addition to all amounts due him at the Date of Termination. Severance amounts would be offset by any salary earned by Mr. Cardoso in the event he obtains other employment during the 24-month period.

•	For Messrs. Greenfield, Jacko, Simpkins, and Weismann — A continuation of base salary for 12 months as severance pay, in addition to all amounts due him at the Date of Termination.

•	For all named executives —

•	Severance amounts are payable in accordance with our established payroll policies.

•	We may discontinue severance payments if we determine the executive has violated any provision of the Employment Agreement (including the three-year non-competition provision).

•	Executives are not entitled to severance under any other termination scenario outside of a change in control context.

Termination Provisions Under Our Equity Compensation Plans and Programs

We provide both equity-based (LTI and STEP) and cash-based (LTIP) long-term incentive awards for executives. (Please see the discussion in the “Compensation Discussion and Analysis” section for further details of these programs.) LTI awards are granted under the 2002 Plan; however, certain of our named executives have restricted stock or stock option awards that are outstanding under the 1999 Plan. STEP awards were also granted under the 2002 Plan, and are subject to additional provisions under the STEP Program Documents) (defined below). Both the 1999 Plan and the 2002 Plan allow for stock option awards and full share awards, among other types of awards. In addition, the 2002 Plan provides for cash-based awards.

1999 Plan — The 1999 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability: If employment is terminated as a result of death or disability, all unvested restricted stock awards and stock options become fully vested.

•	Retirement: Upon retirement, all unvested restricted stock awards become fully vested. Unvested stock options continue to vest and become exercisable in accordance with their original vesting schedule for a two-year period following termination. Any remaining unvested stock options are forfeited after the expiration of the two-year period.

•	Non-Competition Provisions in the 1999 Plan: The right to exercise a stock option or vest in any shares is conditioned on non-competition provisions during employment and for three years after employment ends. Further, if the named executive received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

2002 Plan — The 2002 Plan does not provide for additional benefits in the event of termination of employment except in the case of death, disability and retirement.

•	Death and Disability: If employment is terminated as a result of death or disability, the treatment of the unvested or unearned awards depends upon the specific provisions of the award agreements.

•	For Restricted Stock Awards and Stock Option Awards under the LTI — all unvested restricted stock awards and stock options become fully vested, with such options being exercisable for a period the lesser of three years or the remaining original option term.

•	For LTIP Awards — under the agreements issued under the 2002 Plan, LTIP awards (which are cash awards) become vested on a pro-rata percentage of the award and become immediately payable.

•	Retirement: If employment is terminated as a result of retirement, the treatment of the unvested or unearned awards depends upon the specific provisions of the award agreements.

•	For Restricted Stock Awards and Stock Option Awards under the LTI — all unvested restricted stock awards become fully vested. Unvested stock options continue to vest in accordance with their original vesting schedule for a two-year period following termination, with such options being exercisable for a period following termination the lesser of three years or the remaining original option term. Any remaining unvested stock options are forfeited after the expiration of the two-year period.

•	For LTIP Awards — under the agreements issued under the 2002 Plan, LTIP awards become vested on a pro-rata percentage of the award, subject to final determination based upon achievement of the prescribed performance targets, and are payable at the end of the designated performance period.

•	Non-Competition Provisions in the 2002 Plan: Under the 2002 Plan, the right to exercise a stock option or vest in any restricted shares is conditioned on non-competition provisions during employment and for two years after employment ends. Further, if the named executive received or is entitled to the delivery or vesting of stock during the last 12 months of employment or during the 24 months following termination, the Board of Directors may require the executive to forfeit the shares if it deems the executive engaged in Injurious Conduct (as defined in the plan documents).

STEP — The STEP is a program under the 2002 Plan, but the program documents and award agreements (the “STEP Program Documents”) contain provisions that are unique to the STEP. Please see the “Compensation Discussion and Analysis” section for further discussion and details of the STEP. The STEP provides for certain benefits upon termination of employment due to death, disability, retirement and an involuntary termination without cause. (Treatment of the STEP awards in a change-in-control context is set forth in the discussion below under “Termination of Employment — in connection with a Change-In Control.”)

•	Death and Disability: Under the STEP Program Documents, any stock units that are earned or deemed to have been earned prior to the date of death or disability will be settled and paid in shares of company stock issued to the participant or the estate, as applicable, as soon as practicable after the date of termination.

•	Retirement: Under the STEP Program Documents, all stock units are cancelled and forfeited upon retirement, unless the Compensation Committee decides, in its discretion, that any stock units that have been earned prior to the date of retirement should be settled and paid to the participant. Any stock units that become payable due to the Committee’s exercise of discretion would be settled and paid in shares of company stock issued to the participant on the Payment Date (as defined in the STEP Program Documents).

•	Involuntary Termination Without Cause: Under the STEP Program Documents, any stock units that are earned prior to the date of an involuntary termination by the company without cause will be settled and paid in shares of company stock issued to the participant, as applicable, on the Payment Date.

•	Protective Covenant Provisions in the STEP: The STEP contains non-competition and non solicitation provisions that apply during the participant’s employment with the company and for a period of 18 months after employment ends. The STEP also contains provisions designed to protect the company’s confidential information and trade secrets. In any case, if the company determines that there has been a violation of a protective covenant under the STEP, the company must provide notice of the violation to the participant. Within ten days, the participant must pay the company an amount equal to all distributions that were made to the participant under the STEP.

If a participant in the STEP terminates his employment with the company for any other reason prior to the payment date (as defined in the STEP Program Documents), then he will forfeit any and all stock units he has earned.

Termination Provisions Under Certain of Our Retirement Plans

We maintain various retirement programs including the Retirement Income Plan (“RIP”), the Thrift Plus Plan (a 401(k) plan) (the “TPP”), the Supplemental Executive Retirement Plan (“SERP”) and the Executive Retirement Plan (“ERP”). (Please see the discussion of “Retirement Programs” in the “Compensation Discussion and Analysis” section for additional details regarding these retirement programs.) Not all executive officers participate in each plan. There are no additional benefits provided to the named executives in the event of a termination of employment prior to a Change in Control. The right to receive benefits under the SERP and ERP are conditioned on non-competition provisions described below.

•	SERP — Mr. Greenfield is an active participant in the SERP. The right to receive benefits under the SERP is conditioned on the executive not competing against us for as long as he is receiving payments under the SERP. If the Compensation Committee determines that a violation of the non-competition provision has occurred, and the violation is not corrected within the allotted time, the executive forfeits any right to future payments under the SERP.

•	ERP — Messrs. Cardoso, Jacko, Simpkins, and Weismann are active participants in the ERP. The right to receive benefits under the ERP is conditioned on non-competition and non-solicitation provisions during employment and for the three-year period following termination. If the Compensation Committee determines that a violation of the provisions has occurred and the violation is not corrected within the allotted time, the executive forfeits any right to future payments under the ERP. The Committee is authorized to take legal action to recover benefits that have already been paid.

Termination of Employment — In Connection with a Change in Control

Termination Provisions under the Employment Agreement — Change-in-Control

Cash severance pay.  If a named executive’s employment is terminated upon a Change in Control or within three years after a Change in Control, either by the executive for Good Reason or by the employer other than for Cause or disability, the executive will receive in cash as severance pay an amount equal to the product of

(i) the lesser of:

(x) 2 and eight tenths (2.8),

(y) a number equal to the number of calendar months remaining from the Date of Termination to the executive’s retirement date (defined in the Employment Agreement), divided by twelve (12), or

(z) a number equal to the product obtained by multiplying thirty-six (36) less the number of completed months after the date of the Change in Control during which the executive was employed and did not have Good Reason for termination, times one-twelfth (1/12)

times

(ii) the sum of (x) and (y) below:

(x) executive’s base salary at the annual rate in effect on the Date of Termination (or, at executive’s election, at the annual rate in effect on the first day of the calendar month immediately prior to Change-in-Control), plus

(y) the average of any bonuses which executive was entitled to or paid during the three most recent fiscal years ending prior to the Date of Termination or, if the executive is employed for less than one year, the target bonus for the year in which the termination occurred.

Continuation of medical and welfare benefits.  For a three-year period following the Date of Termination, the named executive will receive the same medical, dental, disability and group insurance benefits that he received at the Date of Termination.

•	To the extent that the benefits cannot be provided by law or plan provision, the company will make a payment to the executive equal to the difference between the amounts that would have been paid under the programs and the amount paid, if any, by the executive.

Partial excise tax gross-up.  The company will provide a payment adjustment if, due to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the executive’s net after-tax benefits are less than intended under the cash severance component described above.

•	This calculation is determined by assessing the total after-tax value of all benefits provided upon a Change in Control. To the extent that the after-tax benefit is less than the cash severance payment, an additional payment is made to the executive that will permit the executive to receive the full intended benefit of the cash severance pay, as determined on an after-tax basis.

Termination Provisions Under Our Equity Compensation Plans and Programs — Change-in-Control

Equity-based and other cash-based long-term incentive awards.  The following provisions apply to previously granted and outstanding awards in the event of a Change in Control.

1999 Plan — All options immediately vest and become exercisable in full upon the Change in Control. If an executive ceases to be employed within one-year following a Change in Control, then any outstanding options may only be exercised within three months after the Termination Date (or until the expiration date of the option, if earlier). All unvested restricted stock awards immediately vest.

2002 Plan — Unless the Board determines otherwise by resolution, all options immediately vest and become exercisable in full upon the Change in Control. Options held by an executive who is terminated for any reason during the two years following a Change in Control may be exercised at any time within the three-month period following the Termination Date (regardless of the expiration date of the option). All restricted stock awards and cash-based awards that have not previously vested will vest and all restrictions on those awards will lapse upon a Change in Control. Cash awards are paid at target value. Restricted stock and cash-based awards held by an executive who is terminated for any reason during the two years following a Change in Control will automatically vest and all restrictions will lapse.

STEP — any stock units that are earned based upon measurement dates that fall on or prior to the closing date of a Change in Control transaction will be settled and paid in shares of company stock issued to the participant on the closing date of the Change in Control transaction.

Termination Provisions Under Our Retirement Plans — Change-in-Control

The benefits under the TPP, SERP and ERP are impacted in the event of a Change in Control as described below.

SERP and ERP — Each executive who is an employee at the time of a Change in Control will become 100% vested in the SERP and ERP plans, as applicable. Each executive who is actively participating in the SERP at the time of a Change in Control will receive up to three years of additional credit for purposes of computing benefits under the SERP (including any offsets under the SERP for RIP benefits regardless of whether the RIP benefit is actually paid under the RIP or paid on a non-qualified basis). Receipt of the SERP and ERP benefits are conditioned upon compliance with the non-competition provisions described above.

TPP — The terms of the Employment Agreement provide that each executive will receive three years of additional credit for purposes of computing the amount of the company match that would have been provided under the TPP assuming the executive had contributed the maximum allowable elective deferral for such years and provided the executive is actively participating in the TPP at the time of a Change in Control. The annual company match is equal to 50% of the first 6% of eligible compensation deferred by a participant. Additionally, each executive will receive three years of additional credit for purposes of computing a basic contribution of 3% of eligible compensation for such years provided the executive is actively participating in the TPP (and not grandfathered under the RIP) at the time of a Change in Control. The company may also contribute up to an additional 3% of compensation to executives at the discretion of the Board of Directors.

The following tables detail the potential payments and benefits to which the named executives would have been entitled under each termination of employment and change in control scenario as at June 30, 2008.

Carlos M. Cardoso

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$1,650,000	—	—	—	$4,722,842	—
Stock Options (Unvested)(2)	—	$585,394	$585,394	—	$585,394	$585,394
Restricted Stock (Unvested)(3)	—	$3,041,212	$3,041,212	—	$3,041,212	$3,041,212
LTIP Cash Award FY 2006 — 2008 Cycle (Unvested)(4)	—	$522,776	$522,776	—	$522,776	$522,776
LTIP Cash Award FY 2007 — 2009 Cycle (Unvested)(4)	—	$665,000	$665,000	—	$665,000	$665,000
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	—	$1,100,000	$1,100,000	—	$1,100,000	$1,100,000
SERP / ERP(5)	—	—	—	—	$798,002	$1,345,200
Thrift Plan Contributions(6)	—	—	—	—	$48,919	—
Health & Welfare Benefits Continuation(7)	—	—	—	—	$55,140	—
Life Insurance Proceeds(8)	—	$500,000	—	—	—	—
STEP(9)	—	$1,169,481	$1,169,481	—	—	—
Subtotals	$1,650,000	$7,583,863	$7,083,863	—	$11,539,285	$7,259,582
Excise Tax and Gross-up(10)	—	—	—	—	—	—
Totals	$1,650,000	$7,583,863	$7,083,863	—	$11,539,285	$7,259,582

Frank P. Simpkins

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$400,000	—	—	—	$1,772,342	—
Stock Options (Unvested)(2)	—	$80,493	$80,493	—	$80,493	$80,493
Restricted Stock (Unvested)(3)	—	$348,611	$348,611	—	$348,611	$348,611
LTIP Cash Award FY 2006 — 2008 Cycle (Unvested)(4)	—	$64,700	$64,700	—	$64,700	$64,700
LTIP Cash Award FY 2007 — 2009 Cycle (Unvested)(4)	—	$76,500	$76,500	—	$76,500	$76,500
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	—	$400,000	$400,000	—	$400,000	$400,000
SERP / ERP(5)	—	—	—	—	$438,347	$552,699
Thrift Plan Contributions(6)	—	—	—	—	$54,619	—
Health & Welfare Benefits Continuation(7)	—	—	—	—	$47,645	—
Life Insurance Proceeds(8)	—	$500,000	—	—	—	—
STEP(9)	—	$194,916	$194,916	—	—	—
Subtotals	$400,000	$1,665,220	$1,165,220	—	$3,283,257	$1,523,003
Excise Tax and Gross-up(10)	—	—	—	—	—	—
Totals	$400,000	$1,665,220	$1,165,220	—	$3,283,257	$1,523,003

Gary W. Weismann

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$350,000	—	—	—	$1,392,533	—
Stock Options (Unvested)(2)	—	$60,663	$60,663	—	$60,663	$60,663
Restricted Stock (Unvested)(3)	—	$166,070	$166,070	—	$166,070	$166,070
LTIP Cash Award FY 2006 — 2008 Cycle (Unvested)(4)	—	$113,225	$113,225	—	$113,225	$113,225
LTIP Cash Award FY 2007 — 2009 Cycle (Unvested)(4)	—	$100,000	$100,000	—	$100,000	$100,000
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	—	$275,000	$275,000	—	$275,000	$275,000
SERP / ERP(5)	—	—	—	—	—	$131,255
Thrift Plan Contributions(6)	—	—	—	—	$52,438	—
Health & Welfare Benefits Continuation(7)	—	—	—	—	$50,651	—
Life Insurance Proceeds(8)	—	$500,000	—	—	—	—
STEP(9)	—	$194,916	$194,916	—	—	—
Subtotals	$350,000	$1,409,874	$909,874	—	$2,210,580	$846,213
Excise Tax and Gross-up(10)	—	—	—	—	—	—
Totals	$350,000	$1,409,874	$909,874	—	$2,210,580	$846,213

John H. Jacko, Jr.

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$325,000	—	—	—	$1,209,600	—
Stock Options (Unvested)(2)	—	$66,660	$66,660	—	$66,660	$66,660
Restricted Stock (Unvested)(3)	—	$420,416	$420,416	—	$420,416	$420,416
LTIP Cash Award FY 2006 — 2008 Cycle (Unvested)(4)	—	—	—	—	—	—
LTIP Cash Award FY 2007 — 2009 Cycle (Unvested)(4)	—	—	—	—	—	—
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	—	$162,500	$162,500	—	$162,500	$162,500
SERP / ERP(5)	—	—	—	—	—	$119,763
Thrift Plan Contributions(6)	—	—	—	—	$53,605	—
Health & Welfare Benefits Continuation(7)	—	—	—	—	$60,674	—
Life Insurance Proceeds(8)	—	$500,000	—	—	—	—
STEP(9)	—	$136,441	$136,441	—	—	—
Subtotals	$325,000	$1,286,017	$786,017	—	$1,973,455	$769,339
Excise Tax and Gross-up(10)	—	—	—	—	—	—
Totals	$325,000	$1,286,017	$786,017	—	$1,973,455	$769,339

David W. Greenfield

	Non-Change in Control				Change in Control
					Involuntary
					Not for Cause
					Termination of
	Involuntary				Employment by
	Not For Cause				Company or by	Without
Named Executive Officer	Termination of				Executive for	Termination of
Payments and Benefits	Employment	Death	Disability	Retirement	Good Reason	Employment

Severance(1)	$330,000	—	—	—	$1,413,104	—
Stock Options (Unvested)(2)	—	$85,551	$85,551	—	$85,551	$85,551
Restricted Stock (Unvested)(3)	—	$159,560	$159,560	—	$159,560	$159,560
LTIP Cash Award FY 2006 — 2008 Cycle (Unvested)(4)	—	$210,275	$210,275	—	$210,275	$210,275
LTIP Cash Award FY 2007 — 2009 Cycle (Unvested)(4)	—	$162,500	$162,500	—	$162,500	$162,500
LTIP Cash Award FY 2008 — 2010 Cycle (Unvested)(4)	—	$185,000	$185,000	—	$185,000	$185,000
SERP / ERP(5)	—	—	—	—	$752,594	$749,985
Thrift Plan Contributions(6)	—	—	—	—	$53,145	—
Health & Welfare Benefits Continuation(7)	—	—	—	—	$66,450	—
Life Insurance Proceeds(8)	—	$500,000	—	—	—	—
STEP(9)	—	$116,948	$116,948	—	—	—
Subtotals	$330,000	$1,419,834	$919,834	—	$3,088,179	$1,552,871
Excise Tax and Gross-up(10)	—	—	—	—	—	—
Totals	$330,000	$1,419,834	$919,834	—	$3,088,179	$1,552,871

Footnotes to “Potential Payments upon Termination or Change-In-Control” Tables

(1)	For purposes of these calculations, upon involuntary, not for Cause termination or termination by the named executive for Good Reason following a Change in Control, each named executive is assumed to receive the maximum severance payable under the provisions of his Employment Agreement (24 months for Mr. Cardoso, 12 months for each other named executive).

(2)	Messrs. Cardoso, Jacko, Simpkins and Weismann would not receive accelerated vesting upon retirement under the 1999 and 2002 plans (referred to in these footnotes as the “Plans”) until they become retirement eligible. The incremental value shown above for each stock option subject to accelerated vesting is calculated based on the difference between the fair market value of the stock price on June 30, 2008 (the last day of fiscal year 2008) and the exercise price set at the date of grant.

(3)	Messrs. Cardoso, Jacko, Simpkins and Weismann would not receive accelerated vesting upon retirement under the Plans until they become retirement eligible. The incremental value shown above for each restricted stock award subject to accelerated vesting is calculated based on the fair market value of the stock price on June 30, 2008.

(4)	All LTIP awards immediately vest upon Change in Control, death, disability and retirement under the 2002 Plan. Messrs. Cardoso, Jacko, Simpkins and Weismann would not receive accelerated vesting upon retirement under the Plans until they become retirement eligible. The incremental value shown above for each LTIP award subject to accelerated vesting is calculated based on the target performance payout for the fiscal year.

(5)	In a Change in Control context, named executives covered under the SERP (Mr. Greenfield): (i) receive accelerated vesting of benefits under the SERP, and (ii) three (3) additional years of continuous service are provided under the Employment Agreement for purposes of calculating benefits that would be received upon involuntary, not for Cause termination or upon termination by the executive for Good Reason. Outside of the Change in Control context, no accelerated vesting under the SERP or incremental benefit accruals are provided upon any termination event. In a Change of Control context, named executives covered under the ERP (Messrs. Cardoso, Jacko, Simpkins and Weismann) receive accelerated vesting of benefits under the ERP, but no additional continuous service credits under any termination scenario. In any circumstance (regardless of whether a Change in Control has occurred), if the named executive’s employment is voluntarily or involuntarily terminated prior to attainment of age 62, then the ERP provides that the executive forfeits the last 24 months of credited service under the plan. This forfeiture does not apply to terminations upon death or disability.

(6)	Following a Change in Control, the Employment Agreement provides that basic and matching contributions under the TPP will continue for a three (3) year period in the case of an involuntary, not for Cause termination or a termination by the executive for Good Reason. To the extent that the terms and conditions under the TPP would not allow these continued contributions, a payment to the executive in an amount equal to the calculated benefit would be made. The TPP basic contributions are calculated based on the maximum eligible compensation allowable under a qualified plan for the fiscal year multiplied by 3%. The TPP matching contributions are calculated based on the maximum eligible compensation allowable under a qualified plan for the fiscal year multiplied by 3% i.e., match of 50% of first 6% of eligible compensation. A discretionary contribution of up to 3% of maximum compensation may also be awarded under the TPP; however, no amount for such contribution is included in this disclosure.

(7)	Following a Change in Control, these benefits consist of continued medical, dental, group term life and long term disability benefits for three (3) years upon involuntary, not for Cause termination or upon termination by the executive for Good Reason.

(8)	The company secures a life insurance policy for executive officers with a face value death benefit of $500,000 payable to the executive’s beneficiary upon the executive’s death.

(9)	Under the STEP, the death and Disability provisions provide that the named executives are entitled to 50% of the shares granted pro rated for the completed portion of the performance period. For fiscal years ending in 2009 and later, amounts may be payable for other types of employment termination events.

(10)	These payments are only payable in the case that the executive’s payments following a Change in Control result in excess parachute payments under IRC Section 280G. The Employment Agreement provides that any excise tax and gross up payments will equal only that amount required to assure that the executive receives payment at least equal to the expected severance payment without the executive incurring golden parachute excise tax out of pocket. The estimated calculations incorporate the following tax rates: 280G excise tax rate of 20 percent, a statutory 35 percent federal income tax rate, a 1.45 percent Medicare tax rate and a 3.07 percent state income tax rate.

OWNERSHIP OF CAPITAL STOCK BY
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth beneficial ownership information as of August 15, 2008 for our directors, nominees, named executives and all directors and executive officers as a group.

	Amount of			Total Beneficial
	Beneficial	Stock		Ownership and
Name of Beneficial Owner	Ownership(1)(2)	Credits(3)	Stock Units(4)	Stock Credits

Ronald M. DeFeo	83,821	11,756	—	95,577
Philip A. Dur	27,876	0	—	27,876
A. Peter Held	86,794	10,924	—	97,718
Timothy R. McLevish	41,298	10,410	—	51,708
William R. Newlin	230,895	95,143	—	326,038
Lawrence W. Stranghoener	65,248	11,217	—	76,465
Steven H. Wunning	32,000	9,179	—	41,179
Larry D. Yost	88,494	26,250	—	114,744
Carlos M. Cardoso	508,804	16,651	383,240	908,695
Frank P. Simpkins	102,463	—	63,874	166,337
David W. Greenfield	56,587	3,738	38,324	98,649
John H. Jacko, Jr.	52,402	—	44,712	97,114
Gary W. Weismann	51,535	—	63,874	115,409
Directors and Executive Officers as a Group (20 persons)	1,796,026	234,475	740,934	2,771,435

(1)	No individual beneficially owns in excess of one percent of the total shares outstanding. Directors and executive officers as a group beneficially owned 2.4% of the total shares outstanding as of August 15, 2008. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(2)	In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: Mr. DeFeo, 74,000; Mr. Dur, 23,334; Mr. Held, 73,200; Mr. McLevish, 41,000; Mr. Newlin, 156,047; Mr. Stranghoener, 59,000; Mr. Wunning, 32,000, Mr. Yost, 88,000; Mr. Cardoso, 323,935; Mr. Greenfield, 27,718; Mr. Jacko, 32,651; Mr. Simpkins, 60,195; and Mr. Weismann, 30,396. Additionally, the figures shown in this column include unvested restricted stock shares and unvested restricted stock shares that will vest within 60 days, over which the director or officer has sole voting power but no investment power as follows: Mr. DeFeo, 1,176; Mr. Dur, 2,756; Mr. McLevish, 298; Mr. Newlin, 2,528; and Mr. Stranghoener, 2,528; Mr. Cardoso, 478,213; Mr. Greenfield, 44,014; Mr. Jacko, 61,604; Mr. Simpkins, 78,495; and Mr. Weismann, 71,010.

(3)	This column represents shares of common stock to which the individuals are entitled pursuant to their election to defer fees or bonuses as stock credits under the Directors Stock Incentive Plan, the Prime Bonus Plan or its predecessor, the Performance Bonus Stock Plan, or the Stock and Incentive Plan of 2002.

(4)	This column represents stock units that were awarded to the named executives under the STEP.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of the outstanding common stock of the company based upon information publicly available as of August 15, 2008.

Number of
Shares of
Common
	Stock	Percent of
Name and Address of	Beneficially	Outstanding
Beneficial Owner	Owned(1)	Capital Stock(1)

Wellington Management Company LLP(2) 75 State Street Boston, MA 02109	5,076,856	6.61

(1)	As reported by the holder in the most recent Form 13F filing with the Securities Exchange Commission.

(2)	Wellington Management Co. LLP has sole investment power with respect to 4,696,500 shares and sole voting power over 4,112,100 shares, and disclaims voting power over 584,400 shares. Wellington Trust Company, NA, an affiliate of Wellington Management Co. LLP, has sole investment power and shared voting power with respect to 300,500 shares, and Wellington Management International, Ltd, also an affiliate of Wellington Management Co. LLP, has sole investment power and shared voting power with respect to 79,806 shares.

FORM 10-K ANNUAL REPORT TO THE
SECURITIES AND EXCHANGE COMMISSION

Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 as filed with the SEC were mailed to shareowners with this proxy statement. Copies of all company filings with the SEC are available on our website at www.kennametal.com under the “Investor Relations” tab. A shareowner may obtain a paper copy of this proxy statement, the Annual Report, or any other filing with the SEC without charge by writing to: Director of Investor Relations, Kennametal Inc., 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Securities and Exchange Commission rules, our directors, executive officers and owners of more than 10% of our stock are required to file with the SEC reports of holdings and changes in beneficial ownership of company stock on Forms 3, 4 and 5. SEC regulations also require our directors, executive officers and greater than ten percent (10%) shareowners to furnish us with copies of all Forms 3, 4 and 5 they file. We have reviewed copies of reports provided to the company, as well as other records and information. Based on that review, we concluded that all reports were timely filed for 2008 with one exception. Due to an administrative error, Mr. Kevin R. Walling inadvertently failed to timely report an acquisition of 100 shares under his Thrift Plus Plan (401(k)) account, resulting in the late reporting on Form 4 of this one transaction.

Appendix A

Kennametal Inc.
STOCK AND INCENTIVE PLAN OF 2002
(As Amended & Restated on [October 21, 2008])

Section 1.  Establishment.  The Kennametal Inc. Stock and Incentive Plan of 2002 (hereinafter called the “Plan”) has been established pursuant to which Eligible Individuals who are or will be mainly responsible for its continued growth and development and future financial success may be granted Awards in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to further align such person’s interests with those of the shareowners, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company. The Plan is amended and restated as set forth herein primarily to comply with Section 409A.

Section 2.  Certain Definitions.  As used herein or, unless otherwise specified, in any document with respect to an Award, the following definitions shall apply:

(a) “Affiliate” of a person means a person controlling, controlled by, or under common control with such person where control means the power to direct the policies and practices of such person.

(b) “Award” means any Incentive Bonus Award, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR, Share Award or Stock Unit Award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” shall mean a merger or consolidation of the Company with another corporation or entity, other than a corporation or entity which is an Affiliate.

(e) “Capital Stock” means the Capital Stock, par value $1.25 per share, of the Company as adjusted pursuant to Section 10 of this Plan.

(f) “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) a Business Combination shall have occurred, or (ii) the Company shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding any Affiliate of the Company, if any, or (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of the Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of the Board.

(i) “Company” means Kennametal Inc., a Pennsylvania corporation.

(j) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services.

(k) “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Employee with the Company or any Parent or Subsidiary of the Company. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Plan Administrator; or (iv) transfers between locations of the Company or between the Company, its Parents, its Subsidiaries or its successor.

(l) “Disability” means disability as determined by the Company’s disability policy as in effect from time to time or as determined by the Plan Administrator consistent therewith. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Disability is a distribution event for purposes of the Award, such term shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than 12 months.

(m) “Eligible Individual” means any Employee or Consultant.

(n) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary or Affiliate of the Company or any prospective employee who shall have received an offer of employment from the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of the Capital Stock determined as follows:

(i) If the Capital Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the mean between the highest and lowest sales prices for the Capital Stock as quoted on such exchange, system or market for the last trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable and;

(ii) In the absence of an established market for the Capital Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

(q) “Grantee” means an Eligible Individual who has been granted an Award.

(r) “Incentive Bonus Award” means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Plan Administrator.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Option” means a right to purchase Shares granted pursuant to the Plan.

(w) “Optionee” means a Participant who holds an Option or SAR.

(x) “Original Option Period” means the initial period or periods for which an Option or SAR may be exercised as determined by the Plan Administrator at the time of the Award or, if no such determination is made, a period of 10 years from the date of grant of the Award; provided that, in no event shall such period exceed 10 years from the date of grant of the Award.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means any person who has an Award under the Plan including any person (including any estate) to whom an Award has been assigned or transferred in accordance with the Plan.

(aa) “Performance Share Award” means a grant of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

(bb) “Performance Unit Award” means a grant of a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

(cc) “Plan” means this Stock and Incentive Plan of 2002.

(dd) “Plan Administrator” means the Board and/or any Committee appointed by the Board to administer the Plan; provided, however, that the Board, in its sole discretion, may, notwithstanding the appointment of any Committee to administer the Plan, exercise any authority under this Plan. The Compensation Committee of the Board shall serve as the Plan Administrator until the Board otherwise determines.

(ee) “Prior Stock Plans” means the Kennametal Inc. Stock Option and Incentive Plan of 1988, the Kennametal Inc. Stock Option and Incentive Plan of 1992, the Kennametal Inc. Stock Option and Incentive Plan of 1996, the Kennametal Inc. 1999 Stock Plan, and the Kennametal Inc. Stock Option and Incentive Plan of 1999.

(ff) “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified in the Award: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code and unless otherwise determined by the Committee at the time an Award is granted or as otherwise provided in an applicable Award agreement, the Plan Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives, (v) currency fluctuations and (vi) any extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to shareowners for the applicable year.

(gg) “Restricted Stock Award” means a grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Grantee, or achievement of performance or other objectives, as determined by the Plan Administrator.

(hh) “Restricted Unit Award” means a grant of Stock Units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

(ii) “Retirement” means, in the case of an Employee, the termination of employment with the Company or any Subsidiary or Parent of the Company at a time when the Employee is eligible to receive immediately payable retirement benefits under a then existing retirement plan and, in the case of a Non-Employee Director, means retirement from service on the Board.

(jj) “SAR” means a stock appreciation right, which is the right to receive a payment in cash, Shares or Stock Units equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

(kk) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(ll) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

(mm) “Share” means a share of Capital Stock.

(nn) “Share Award” means a grant of Shares without a risk of forfeiture and without other restrictions.

(oo) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(pp) “Stock Unit” means the right to receive a Share at a future point in time.

(qq) “Stock Unit Award” means the grant of a Stock Unit without a risk of forfeiture and without other restrictions.

(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Section 3.  Administration.

(a) The Plan shall be administered by the Plan Administrator.

(b) Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated to or limitations imposed upon such Committee by the Board, the Plan Administrator shall have the authority, in its discretion:

(i) to establish, amend and rescind rules and regulations relating to the Plan;

(ii) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(iii) to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

(iv) subject to Section 3(c) hereof, to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Share or Stock Unit, the circumstances under which Awards or any cash, Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, based in each case on such factors as the Plan Administrator shall determine, in its sole discretion;

(v) to determine the Fair Market Value of the Capital Stock, in accordance with this Plan;

(vi) to establish, verify the extent of satisfaction of, or adjust any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(vii) to approve forms of agreement for use under the Plan;

(viii) to determine whether and under what circumstances an Award may be settled in cash instead of Shares or Stock Units;

(ix) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

(x) to determine whether and to what extent an adjustment is required under Section 10 of this Plan;

(xi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(xii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Notwithstanding anything contained in this Plan, the Plan Administrator may not:

(i) grant any Option or SAR in substitution for an outstanding Option or SAR except as provided in Section 10(b);

(ii) reduce the exercise price of an outstanding Option or SAR, whether through amendment, cancellation or replacement of such Option or SAR, unless such reduction is approved by the shareowners of the Company;

(iii) grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses earlier than at the rate of one-third of the Shares subject to the Award on each of the first, second and third anniversary of the date of grant; provided, however, that the Plan Administer may grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses upon the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of grant of the Award;

(iv) grant a Performance Share Award or Performance Unit Award that vests earlier than the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of the Award;

(v) lapse or waive restrictions applicable to any Restricted Stock Award, Restricted Unit Award, Performance Share Award, or Performance Unit Award; or

(vi) grant any Share Award or Stock Unit Award to any officer or director of the Company except in lieu of salary or cash bonus.

(d) The limitations of Section 3(c) shall not apply to Awards for up to ten percent of the Shares under the Plan granted by a Committee composed entirely of “independent directors” (under all definitions of independence then applicable to the Company).

(e) Except as specifically provided in this Plan, no action of the Plan Administrator shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto.

(f) All decisions, determinations and interpretations of the Plan Administrator shall be final and binding on all Participants.

Section 4.  Shares Subject to the Plan.

(a) The aggregate number of Shares which may be issued pursuant to the Plan shall be 9,000,000 plus Shares added to the Plan from the Prior Stock Plans pursuant to Section 4(d) hereof. The maximum number of Shares with respect to all Awards, other than Awards granted pursuant to Section 5 of the Plan, issued after [October 21, 2008] (the date on which the Plan amendment was approved by the shareowners of the Company)(the “Amendment Date”), shall not exceed fifty percent (50%) of the total number of Shares remaining available for issuance under the Plan on the Amendment Date (as that number is adjusted pursuant to Section 4(d) hereof).

(b) Upon the original shareowner approval of the Plan, no further grants or awards of any kind were authorized to be made by the Company under its Prior Stock Plans.

(c) The number of Shares which may be issued under the Plan and covered by outstanding Awards is subject to adjustment as provided in Section 10.

(d) To the extent that Options granted under the Plan or under the Prior Stock Plans shall expire or terminate without being exercised or Shares awarded under the Plan or under the Prior Stock Plans shall be forfeited, such Shares shall remain available or be added to, as applicable, and shall increase the number of Shares available for purposes of the Plan.

(e) Shares delivered in payment of the purchase price in connection with the exercise of any Award, Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan or under the Prior Stock Plans and Shares not issued upon the net settlement or net exercise of SARs shall not be added to and shall not increase the number of Shares available for purposes of the Plan.

(f) The aggregate number of Shares that may be issued pursuant to Incentive Stock Options shall be limited to 9,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as an Incentive Stock Option. The foregoing limitation shall not apply to the extent that it is no longer required in order for Options to qualify as Incentive Stock Options.

(g) No Participant may receive: (i) Options or SARs under this Plan for more than 1,000,000 Common Shares in any one fiscal year of the Company; and (ii) with respect to other Awards granted under Section 6 of the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, Awards denominated in Shares for more than for more than 1,000,000 Shares in any one fiscal year of the Company. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The foregoing limitations shall not apply to the extent that such limitations are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Section 162(m) of the Code.

(h) Capital Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company.

Section 5.  Terms of Options and SARs.  Each Option and SAR granted under the Plan shall be evidenced by a written document (including an electronic version thereof) and shall be subject to the following terms and conditions:

(a) Subject to adjustment as provided in Section 10 of this Plan, the price at which a Share covered by an Option may be purchased shall not be less than the Fair Market Value thereof at the time the Option is granted. If required by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company (or any Parent or Subsidiary of the Company) and an Option granted to such Optionee is intended to qualify as an Incentive Stock Option, the price at which a Share covered by an Option may be purchased shall be not less than 110% of the Fair Market Value thereof at the time the Option is granted.

(b) The aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are first exercisable by the Optionee in any calendar year (under all plans of the Company and its Subsidiaries and Parent) shall not exceed the limitations, if any, imposed by the Code.

(c) If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, or does not otherwise qualify for treatment as an Incentive Stock Option, all or the portion of such Option in excess of such limitation shall automatically be reclassified (in whole Share increments and without fractional Share portions) as a Nonstatutory Stock Option, with later granted Options being so reclassified first.

(d) Except as otherwise provided by the Plan Administrator, during the lifetime of the Optionee the Option or SAR may be exercised only by the Optionee and the Option or SAR shall not be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the Optionee, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the Option may agree within the period specified in this Section 5.

(e) An Option or SAR may be exercised in whole at any time, or in part from time to time, within the Original Option Period; provided, however, that, unless otherwise provided by the Plan Administrator:

(i) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of death, Disability or Retirement, the Option or SAR may be exercised only within three years after termination of employment and within the Original Option Period;

(ii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of termination of the Optionee for cause, the Option or SAR shall forthwith terminate and the Optionee shall not be permitted to exercise the Option or SAR following the Optionee’s termination of employment;

(iii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of the Optionee’s voluntary termination or a termination of the Optionee other than for cause, the Option or SAR may be exercised only within the three months after the termination of employment and within the Original Option Period;

(iv) If the Optionee is a Non-Employee Director who shall cease to serve on the Board, the Option or SAR may be exercised only within three months after the cessation of Board service and within the Original Option Period or, if such cessation was due to death, Disability or Retirement, within three years after cessation of Board service and within the Original Option Period, unless such cessation of service as a Non-Employee Director was the result of removal for cause, in which case the Option or SAR shall forthwith terminate;

(v) Notwithstanding anything to the contrary contained in this Plan, each Option or SAR held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall immediately vest and may be exercised at any time within the three-month period after the termination of employment or cessation of Board service regardless of the Original Option Period;

(vi) If the Optionee shall die, the Option or SAR may be exercised by the Optionee’s personal representative or persons entitled thereto under the Optionee’s will or the laws of descent and distribution;

(vii) Except as provided in Sections 5(e)(v), (ix) and (x), the Option or SAR may not be exercised for more Shares (subject to adjustment as provided in Section 10) after the termination of the Optionee’s employment, cessation of service as a Non-Employee Director or the Optionee’s death (as the case may be) than the Optionee was entitled to purchase thereunder at the time of such Optionee’s termination of employment, cessation of service as a Non-Employee Director or the Optionee’s death;

(viii) To the extent provided by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any Parent or Subsidiary of the Company) at the time an Option is granted to such Optionee and such Option is intended to qualify as an Incentive Stock Option, the Option, if not exercised within five years from the date of grant or any other period proscribed by the Code, will cease to be an Incentive Stock Option;

(ix) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company or is a Non-Employee Director who shall cease to serve on the Board by reason of death or Disability, as the case may be, all Options and SARs held by the Optionee shall automatically vest and become exercisable in full as of the date that the Optionee’s employment with the Company or any Subsidiary or Parent of the Company or service on the Board ceased; and

(x) In the event that an Optionee ceases to be employed by the Company or any Subsidiary or Parent of the Company or to serve on the Board, as the case may be, as a result of such Optionee’s Retirement, all Options and SARs held by the Optionee which are not vested on the date of Retirement shall continue to vest and become exercisable in accordance with their original vesting schedule during the two-year period following such Optionee’s Retirement. Any Options or SARs which remain unvested on the second anniversary of such Optionee’s Retirement shall forthwith terminate on such date. In the event of the death or Disability of such Optionee during the two-year period following Retirement, all Options or SARs held by the Optionee shall automatically vest and become exercisable in full.

(f) Except as otherwise provided by the Plan Administrator, the purchase price of each Share purchased pursuant to an Option shall be paid in full at the time of each exercise (the “Payment Date”) of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a registered broker-dealer under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) through the delivery to the Company (by attestation of Share ownership or as otherwise provided by the Plan Administrator) of previously-owned Shares having an aggregate fair market value equal to the price of the Shares being purchased pursuant to the Option; provided, however, that Shares delivered in payment of the Option price must have been purchased in the open market or held by the Participant for at least six (6) months in order to be utilized to pay the purchase price of the Option or must meet such other conditions as established by the Plan Administrator; or (iv) through any combination of the payment procedures set forth in subsections (i) (iii) of this Section 5(f).

(g) Exercise of an Option or SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option or SAR by the number of Shares as to which the Option or SAR is exercised. In addition, in the event of an Option granted in tandem with an SAR, the exercise of the Option in any manner shall result in a decrease in the number of Shares which thereafter may be available under the SAR by the number of Shares as to which the Option is exercised, and the exercise of the SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option by the number of Shares as to which the SAR is exercised.

(h) The Plan Administrator, in its discretion, may authorize the issuance of “stock retention Options” under this Plan which provide, upon the exercise of an Option granted under this Plan or under any other stock plan (a “prior Option”) and payment of the purchase price using previously-owned Shares, for the automatic issuance of a new Option under this Plan for up to the number of Shares equal to the number of previously-owned Shares delivered in payment of the exercise price of the prior Option, with an exercise price equal to the current Fair Market Value and for a term equal to the term of the prior Option.

(i) The Plan Administrator may include such other terms and conditions of Options or SARs not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option or SAR as determined by the Plan Administrator.

Section 6.  Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards and Stock Unit Awards.

(a) Subject to the terms of this Plan, including Section 3(c) hereof, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards or Stock Unit Awards may be issued by the Plan Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by a written document (including an electronic version thereof) containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Plan Administrator, including continued employment or service, (v) restrictions on the transferability of the Shares or Stock Units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator.

(b) The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award shall occur at such time and in such installments as determined by the Plan Administrator or under criteria established by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. The Plan Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Award is granted.

(c) For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the Qualifying Performance Criteria shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided, however, that for a performance period of less than one (1) year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to an Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Notwithstanding the foregoing, no single Share Award or Stock Unit Award to any one Grantee in any fiscal year shall be for more than 800 Shares.

(e) With respect to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award:

(i) If, prior to a Change in Control, the designated goals have not been achieved within the designated period or the Grantee ceases to be employed by the Company or ceases to serve on the Board for any reason other than death, Disability or Retirement prior to the lapse of any restrictions or vesting of the Award, the Grantee shall forfeit such Award;

(ii) Unless otherwise provided by the Plan Administrator at the time an Award is granted or in the applicable Award agreement, in the event that a Grantee ceases to be an Employee or to serve on the Board as a result of such Grantee’s death, Disability or Retirement, all outstanding Awards held by such Grantee shall automatically vest and all restrictions shall lapse as of the date of such Grantee’s death, Disability or Retirement;

(iii) Notwithstanding anything to the contrary contained in this Plan and unless otherwise provided by the Plan Administrator at the time an Award is granted or in the applicable Award agreement, each Award held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall automatically vest and all restrictions shall lapse as of the date of such Grantee’s termination of employment or cessation of Board service; and

(iv) During the lifetime of the Grantee, the Award shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

(f) Except as otherwise provided by the Plan Administrator, a Grantee who has received a Restricted Stock Award shall have all rights of a shareowner in such Shares including, but not limited to, the right to vote and receive dividends with respect thereto from and after the date of grant of such Award; provided, however, that Shares awarded pursuant to the Plan which have not vested or which contain restrictions or conditions may not be sold or otherwise transferred by the Grantee and stock certificates representing such Shares may bear a restrictive legend to that effect.

Section 7.  Incentive Bonus Awards.

(a) Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Plan Administrator.

(b) Each Incentive Bonus Award shall be evidenced by a document containing provisions regarding (a) the target and maximum amount payable to the Employee, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $2,500,000.

(c) The Plan Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Plan Administrator may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Plan Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Incentive Bonus Award is granted. The Plan Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) The Plan Administrator shall determine the timing of payment of any incentive bonus. The Plan Administrator may provide for or, subject to such terms and conditions as the Plan Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An Incentive Bonus Award may be payable in Shares, Stock Units or in cash or other property, including any Award permitted under this Plan.

(e) Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Plan Administrator on the basis of such further considerations as the Plan Administrator shall determine.

Section 8.  Non-Employee Director Awards.  Notwithstanding anything to the contrary contained in this Plan, each Non-Employee Director shall only be entitled to receive the following Awards under this Plan, effective as of January 1, 2006:

(a) Each Non-Employee Director shall receive an annual Nonstatutory Stock Option award to purchase up to 10,000 shares, as determined by the Board, at Fair Market Value, such Option to Vest as to exercisability in 3 equal, annual installments and to have a term of ten (10) years.

(b) Each Non-Employee Director shall receive an annual Restricted Stock Award or Restricted Stock Unit award for Shares with a Fair Market Value of up to $40,000, as determined by the Board, rounded to the nearest whole Share. Such Awards shall vest and the restrictions on transfer shall lapse as to one-third of the Shares subject to the Award on each anniversary of the date of grant provided that the Non-Employee Director continues to serve on the Board.

(c) Each new Non-Employee Director shall receive, as of the first date of service on the Board, a Nonstatutory Stock Option to purchase twice the number of Shares provided in the Nonstatutory Stock Option most recently granted to the Non-Employee Directors (other than the lead director) and a Restricted Stock Award or Restricted Stock Unit award based on the number of Shares provided in the Restricted Stock Award most recently granted to the Non-Employee Directors (other than the lead director) but pro rated for the amount of the fiscal year remaining as of the first date of service.

Section 9.  Tax Withholding.

(a) Whenever a payment or Shares are to be issued under the Plan or as otherwise required by applicable law, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy federal, state local or foreign tax withholding requirements prior to payment or the delivery of any certificate for such Shares; provided, however, that in the case of a Grantee who receives an Award of Shares under the Plan which is not fully vested, the Grantee shall remit such amount on the first business day following the Tax Date. The “Tax Date” for purposes of this Section 9 shall be the date on which the amount of tax to be withheld is determined. If an Optionee makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within the applicable disqualifying period, the Optionee shall promptly notify the Company and the Company shall have the right to require the Optionee to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements, if any.

(b) A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the withholding by the Company of Shares otherwise deliverable to the Participant or through the delivery by the Participant to the Company of previously-owned Shares in each case having an aggregate Fair Market Value on the Tax Date equal to the tax obligation; or (iii) in the discretion of the Plan Administrator, through a combination of the foregoing. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

Section 10.  Adjustment of Number and Price of Shares.

(a) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Plan Administrator shall make an equitable adjustment to the shares to be issued under the Plan and to outstanding Awards to preserve the benefits or potential benefits of the Awards. Action by the Plan Administrator may include: (i) adjustment of the number and kind of securities which may be delivered under the Plan; (ii) adjustment of the number and kind of securities subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options and SARs; (iv) adjustment of the share limitations contained in this Plan; and (v) any other adjustments that the Plan Administrator determines to be equitable. Any such adjustment shall be effective and binding for all purposes of the Plan and on each outstanding Award.

(b) Without limiting the foregoing, in the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

(c) No adjustment or substitution provided for in this Section 10 shall require the Company to issue or to sell a fractional share and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

(d) Without limiting the foregoing, and notwithstanding anything to the contrary contained in the Plan or any document with respect to any Award, in the event of a Business Combination under the terms of which the holders of Capital Stock of the Company will receive upon consummation thereof cash for each share of Capital Stock of the Company surrendered pursuant to such Business Combination (the “Cash Purchase Price”), the Plan Administrator may provide that all outstanding Awards representing the right to purchase or receive Shares shall terminate upon consummation of the Business Combination and each such Award, including each Option and SAR, shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of Shares subject to such Award held by such Grantee exceeds (ii) the aggregate purchase or exercise price, if any, thereof.

(e) With respect to any Award subject to Section 162(m) or Section 409A, no such adjustment shall be authorized to the extent that such authority would cause the Plan or an Award to fail to comply with Section 162(m) or Section 409A.

Section 11.  Change in Control.  To the extent not inconsistent with Section 19 hereof and unless the Board shall determine by resolution prior to a Change in Control, in the event of a Change in Control, the following provisions shall apply to Awards previously granted under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

(a) All Options which provide for exercise in one or more installments shall become immediately exercisable in full immediately prior to the Change in Control; and

(b) All Awards which have not previously vested shall become vested and all restrictions on Awards shall lapse immediately prior to the Change in Control.

Section 12.  Termination of Employment and Forfeiture.  Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, which shall apply in all events), a Participant shall have no right to exercise any Option or vest in any Shares awarded under the Plan if following the Participant’s termination of employment with the Company or any Subsidiary or Parent of the Company and within a period of two years thereafter, the Participant engages in any business or enters into any employment which the Board in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company’s financial interest (the occurrence of an event described above shall be referred to herein as “Injurious Conduct”). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to the delivery or vesting of cash or Shares pursuant to an Award made during the 12-month period prior to the Participant’s termination of employment with the Company or any Subsidiary or Parent of the Company or during the 24-month period following the Participant’s termination of such employment, then the Board, in its sole discretion, may require the Participant to return or forfeit to the Company the cash or Capital Stock received with respect to such Award (or its economic value as of (i) the date of the exercise of the Option or (ii) the date of grant or payment with respect to any other Award, as the case may be) in the event that the participant engages in Injurious Conduct.

Section 13.  Amendment and Discontinuance.  The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto and, provided further, that the Board may not materially amend this Plan without shareowner approval. Notwithstanding the foregoing or any provision of the Plan or an Award agreement to the contrary, the Board may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary to: (i) conform the provisions of the Plan and/or Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Plan and/or Award shall adversely affect the rights of a Participant; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

Section 14.  Compliance with Governmental Regulations.  Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any securities hereunder prior to registration of the Shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. and any other exchange or market on which the Shares are listed or quoted. The Company shall use its reasonable best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 15.  Compliance with Section 16.  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3 (or its successor rule). To the extent that any grant of an Award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

Section 16.  Participation by Foreign Nationals.  The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

Section 17.  No Right to Employment.  The Plan shall not confer upon any Participant any right with respect to continuation of any employment or consulting relationship with the Company or membership on the Board, nor shall it interfere in any way with the right to terminate such Participant’s employment or consulting relationship at any time, with or without cause.

Section 18.  Governing Law.  The validity, constrictions and effect of this Plan, agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

Section 19.  Section 409A.  Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) The Plan Administrator, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Plan Administrator shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Plan Administrator to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(d) The grant of Nonstatutory Stock Options and other stock rights shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A- 1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e) Notwithstanding anything to the contrary contained herein and with respect to Options that were earned and vested under the Plan prior to January 1, 2005 (as determined under Section 409A, “Grandfather Options”), such Grandfathered Options are intended to be exempt from Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Option remains exempt from Section 409A. No amendments or other modifications shall be made to such Grandfathered Options except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Options.

(f) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) or the Plan Administrator have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

Section 20.  Compliance with Age Discrimination Rule — Applicable Only to Participants Who Are Subject to the Laws in the European Union.  The grant of the Option and the terms and conditions governing the Option are intended to comply with the age discrimination provisions of the European Union (EU) Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”), for any Participant who is subject to the laws in the EU. To the extent a court or tribunal of competent jurisdiction determines that any provision of the Option is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Plan Administrator shall have the power and authority to revise or strike such provision to the minimum extent as the Plan Administrator deems appropriate and/or necessary to make it valid and enforceable to the full extent permitted under local law.

Section 21.  Effective Date of Plan/Duration.  The Plan, as amended and restated, shall become effective upon approval of the Plan by the affirmative vote of holders of a majority of the outstanding Shares present and voting at a meeting of shareowners; provided that at least a majority of the outstanding Shares votes for, against or abstains on the matter and at least a majority of these Shares votes in favor of the Plan. No Award may be granted under the Plan after July 23, 2012. Awards granted on or prior to July 23, 2012 shall remain outstanding in accordance with this Plan and their respective terms.

							Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

						FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	ELECTION OF THREE DIRECTORS FOR TERMS TO EXPIRE IN 2011.	VOTE FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote FOR ALL NOMINEES listed ☐	II.	RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

	Nominees: 01 Philip A. Dur; 02 Timothy R. McLevish; and 03 Steven H. Wunning					FOR ☐	AGAINST ☐	ABSTAIN ☐
				III.	APPROVAL OF THE AMENDED AND RESTATED KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2002.

Signature			Signature		Date
SIGN EXACTLY AS ADDRESSED, BUT IF EXECUTED FOR A CORPORATION, MINOR, ETC., SIGN THAT NAME AND SIGNATURE AND CAPACITY OF AUTHORIZED SIGNITORE.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/kmt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.
Simply log on to Investor ServiceDirect® at
www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the Internet at http://bnymellon.mobular.net/bnymellon/kmt

PROXY	KENNAMETAL INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE CORPORATION

You, the undersigned shareowner, appoint each of Carlos M. Cardoso, William R. Newlin and Larry D. Yost your attorney and proxy, with full power of substitution, on your behalf and with all powers that you would possess if personally present (including the power to vote cumulatively in the election of directors as explained in the Proxy Statement), to vote all shares of Kennametal Inc. common stock that you would be entitled to vote at the Annual Meeting of Shareowners of Kennametal Inc. to be held at the Quentin C. McKenna Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 21, 2008 at 2:00 p.m. (Eastern Time), and at any adjournments thereof. The shares represented by this proxy shall be voted as instructed by you. If you do not otherwise specify, your shares (other than shares held in your Kennametal Inc. 401(k) account, which will be voted by the plan trustee based on your instructions) will be voted in accordance with the recommendations of the Board of Directors, as follows:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM I, FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM II, AND FOR THE APPROVAL OF THE AMENDED AND RESTATED KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2002 IN ITEM III.

If you have shares of Kennametal Inc. common stock in your Kennametal Inc. 401(k) account, you must provide voting instructions to the plan trustee with this proxy or by internet or telephone no later than Thursday, October 16, 2008 in order for such shares to be voted. Your voting instructions will be held in confidence.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your Kennametal Inc. account online.

Access your Kennametal Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Kennametal Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

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